                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 24, 2000


                                  by and among


                                24/7 MEDIA, INC.,

                           WSR ACQUISITION SUB, INC.,

                              WEBSITE RESULTS, INC.

                                       and

                                THE STOCKHOLDERS
                            OF WEBSITE RESULTS, INC.




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                                        1

                                                 TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I THE MERGER..............................................................................................2
         Section 1.1       Delivery and Filing of Certificate of Merger...........................................2
         Section 1.2       Effective Time.........................................................................2
         Section 1.3       Certificate of Incorporation, By-laws; Board of Directors and
                           Officers of Surviving Corporation......................................................2
         Section 1.4       Effect of Merger.......................................................................2

ARTICLE II MERGER CONSIDERATION...................................................................................3
         Section 2.1       Conversion of Capital Stock; Merger Consideration......................................3
         Section 2.2       Exchange Procedures....................................................................4
         Section 2.3       Escrow Account.........................................................................5
         Section 2.4       No Fractional Shares...................................................................6
         Section 2.5       Earn-Out Consideration.................................................................6
         Section 2.6       Delivery of Merger Consideration......................................................12

ARTICLE III CLOSING..............................................................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER....................................................13
         Section 4.1       Ownership of Stock....................................................................13
         Section 4.2       Authorization and Validity of Agreement...............................................13
         Section 4.3       Acquisition of Stock for Investment...................................................14
         Section 4.4       Hart-Scott-Rodino.....................................................................14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF TARGET...............................................................14
         Section 5.1       Existence and Good Standing...........................................................14
         Section 5.2       Capital Stock.........................................................................15
         Section 5.3       Subsidiaries..........................................................................15
         Section 5.4       Authority.............................................................................15
         Section 5.5       Non Contravention.....................................................................16
         Section 5.6       Financial Statements and No Material Changes..........................................16
         Section 5.7       Title to Properties...................................................................17
         Section 5.8       Litigation............................................................................18
         Section 5.9       Intellectual Property.................................................................18
         Section 5.10      Taxes.................................................................................21
         Section 5.11      Compliance with Laws; Permits.........................................................22
         Section 5.12      Employee Benefit Plans................................................................22
         Section 5.13      Transactions with Affiliates..........................................................24
         Section 5.14      Insurance.............................................................................24
         Section 5.15      Environmental Matters.................................................................24
         Section 5.16      Liabilities and Obligations...........................................................25
         Section 5.17      Accounts and Notes Receivable.........................................................25
         Section 5.18      Significant Customers; Material Contracts and Commitments.............................25

         Section 5.19      Compensation; Employment Agreements; Organized Labor Matters..........................27
         Section 5.20      Deposit Accounts; Powers of Attorney..................................................28
         Section 5.21      Relations with Governments............................................................28
         Section 5.22      Broker's or Finder's Fees.............................................................28
         Section 5.23      Year 2000.............................................................................28
         Section 5.24      Disclosure............................................................................29

ARTICLE VI REPRESENTATIONS OF THE PARENT AND SUB.................................................................29
         Section 6.1       Existence and Good Standing...........................................................29
         Section 6.2       Capital Stock.........................................................................30
         Section 6.3       Subsidiaries..........................................................................30
         Section 6.4       Authority.............................................................................30
         Section 6.5       Non Contravention.....................................................................31
         Section 6.6       SEC Documents; Financial Statements and No Material Changes...........................32
         Section 6.7       Litigation............................................................................33
         Section 6.8       Intellectual Property.................................................................33
         Section 6.9       Taxes.................................................................................33
         Section 6.10      Liabilities and Obligations...........................................................34
         Section 6.11      No Outside Reliance...................................................................34
         Section 6.12      Broker's or Finder's Fees.............................................................34
         Section 6.13      Ownership of Merger Sub; No Prior Activities..........................................34

ARTICLE VII CERTAIN AGREEMENTS...................................................................................35
         Section 7.1       Review of Target; Access to Properties and Records; Confidentiality. .................35
         Section 7.2       Reasonable Efforts....................................................................35
         Section 7.3       Directors' and Officers' Indemnification..............................................35
         Section 7.4       Employee Benefits.....................................................................35
         Section 7.5       Obligations of Merger Sub and Surviving Corporation...................................36
         Section 7.6       Tax-Free Reorganization...............................................................36
         Section 7.7       Tax Matters...........................................................................36

ARTICLE VIII CONDITIONS TO THE PARENT AND MERGER SUB OBLIGATIONS.................................................37
         Section 8.1       Truth of Representations and Warranties...............................................37
         Section 8.2       Performance of Agreements.............................................................37
         Section 8.3       Opinions of Target's Counsel..........................................................37
         Section 8.4       No Violation..........................................................................37
         Section 8.5       Governmental and Other Approvals......................................................38
         Section 8.6       Resignations..........................................................................38
         Section 8.7       Employment Agreements.................................................................38
         Section 8.8       Non-Competition and Non-Solicitation Agreements.......................................38
         Section 8.9       Escrow Agreement......................................................................38
         Section 8.10      Release...............................................................................38

ARTICLE IX CONDITIONS TO TARGET AND THE STOCKHOLDERS' OBLIGATIONS................................................38
         Section 9.1       Truth of Representations and Warranties...............................................38
         Section 9.2       Performance of Agreements.............................................................39
         Section 9.3       Opinions of Parent's Counsel..........................................................39
         Section 9.4       No Injunction.........................................................................39
         Section 9.5       Governmental and Other Approvals......................................................39
         Section 9.6       Employment Agreements.................................................................39
         Section 9.7       Escrow Agreement......................................................................39

ARTICLE X SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...........................................................39
         Section 10.1      Indemnities...........................................................................39
         Section 10.2      Survival of Representations...........................................................40
         Section 10.3      Third Party Claims....................................................................40
         Section 10.4      Exclusive Remedy; Adjustment to Consideration.........................................41
         Section 10.5      Limits on Indemnification.............................................................42
         Section 10.6      Subrogation...........................................................................42

ARTICLE XI RESALE RESTRICTIONS...................................................................................43

ARTICLE XII MISCELLANEOUS........................................................................................43
         Section 12.1      Expenses..............................................................................43
         Section 12.2      Governing Law; Consent to Jurisdiction................................................44
         Section 12.3      Captions; Construction................................................................44
         Section 12.4      Publicity.............................................................................44
         Section 12.5      Business Records......................................................................44
         Section 12.6      Memorandum; Disclaimer of Projections.................................................45
         Section 12.7      Notices...............................................................................45
         Section 12.8      Parties in Interest...................................................................47
         Section 12.9      Counterparts..........................................................................47
         Section 12.10     Entire Agreement......................................................................47
         Section 12.11     Definition of Knowledge...............................................................47
         Section 12.12     Third Party Beneficiaries.............................................................48
         Section 12.13     Attorneys' Fees and Costs.............................................................48
         Section 12.14     Reformation and Severability..........................................................48
         Section 12.15     Amendments; Waivers...................................................................48
         Section 12.16     Stockholders' Representative..........................................................48

ANNEX I           Stockholders and Merger Consideration
ANNEX II          Earn-Out Consideration and Targets
ANNEX III         Calculation of EBIT
ANNEX IV          Capital Expenditure Budget

EXHIBIT 1         Form of Employment Agreement
EXHIBIT 2         Form of Registration Rights Agreement
EXHIBIT 3         Form of Escrow Agreement
EXHIBIT 4         Form of Target's Counsel Opinion
EXHIBIT 5         Form of Non-Competition and Non-Solicitation Agreement
EXHIBIT 6         Form of Parent's Counsel Opinion
EXHIBIT 7         Form of Stockholder's Release

                                                    DEFINITIONS

                                                                                                            SECTION

Accounts Receivable............................................................................................5.17
Act.............................................................................................................2.6
Affiliate......................................................................................................5.13
Agreement..................................................................................................Recitals
Assumed Options...........................................................................................2.1(c)(i)
Ceiling Amount..............................................................................................10.5(b)
Certificate of Merger...........................................................................................1.1
Change of Control............................................................................................2.5(h)
Closing.................................................................................................Article III
Closing Date............................................................................................Article III
Closing Date Consideration................................................................................2.1(a)(i)
Closing Indemnity Shares........................................................................................2.3
Code.......................................................................................................Recitals
Confidentiality Agreement.......................................................................................7.1
Computer Systems............................................................................................5.25(a)
Constituent Corporations...................................................................................Recitals
Contract........................................................................................................5.5
Damages.....................................................................................................10.1(a)
DGCL............................................................................................................1.4
Earn-Out Consideration.......................................................................................2.5(a)
Earn-Out Period..............................................................................................2.5(e)
Earn-Out Threshold......................................................................................2.5(b)(iii)
EBIT.........................................................................................................2.5(a)
EDGAR........................................................................................................6.6(a)
Effective Time..................................................................................................1.2
Employee.....................................................................................................2.5(f)
Employment Agreements......................................................................................Recitals
Encumbrances....................................................................................................4.1
Environmental Laws..........................................................................................5.15(a)
Environmental Permits.......................................................................................5.15(c)
ERISA.......................................................................................................5.12(a)
ERISA Affiliate.............................................................................................5.12(a)
Escrow Account..................................................................................................2.3
Escrow Agent....................................................................................................2.3
Escrow Agreement................................................................................................2.3
Exchange Act.................................................................................................2.5(h)
Financial Statements.........................................................................................5.6(a)
First Earn-Out Period.....................................................................................2.5(b)(i)
First Earn-Out Threshold Amount...........................................................................2.5(b)(i)
GAAP.........................................................................................................2.5(c)
Governmental Authority..........................................................................................5.5
Indemnified Party...........................................................................................10.1(b)

Indemnifying Party..........................................................................................10.1(b)
Indemnity Shares................................................................................................2.3
Independent Accounting Firm..................................................................................2.5(d)
Intellectual Property........................................................................................5.9(a)
Interim Balance Sheet........................................................................................5.6(a)
Interim Balance Sheet Date...................................................................................5.6(a)
Interim Financial Statement..................................................................................5.6(a)
January 2000 Balance Sheet Date..............................................................................5.6(a)
January 2000 Financial Statement.............................................................................5.6(a)
Kaye, Scholer..................................................................................................5.22
Key Employees...................................................................................................8.7
knowledge.....................................................................................................12.11
known.........................................................................................................12.11
License.....................................................................................................5.11(b)
Material Contracts.............................................................................................5.18
Merger.....................................................................................................Recitals
Merger Consideration.........................................................................................2.1(b)
Merger Sub.................................................................................................Recitals
Parent.....................................................................................................Recitals
Parent Common Stock.......................................................................................2.1(a)(i)
Parent Financial Statements..................................................................................6.6(a)
Parent Good Reason...........................................................................................2.5(f)
Parent Material Adverse Effect...............................................................................6.1(a)
Parent Material Contracts....................................................................................6.6(a)
Parent SEC Documents.........................................................................................6.6(a)
Permitted Encumbrances..........................................................................................5.7
Person..........................................................................................................5.3
Plan........................................................................................................5.12(a)
Pro Rata Share..............................................................................................10.5(c)
Registered Intellectual Property.............................................................................5.9(a)
Registration Rights Agreement..............................................................................Recitals
Release........................................................................................................8.10
Returns.....................................................................................................5.10(a)
SEC.............................................................................................................6.2
Second Earn-Out Period...................................................................................2.5(b)(ii)
Second Earn-Out Threshold Amount.........................................................................2.5(b)(ii)
Securities Act..................................................................................................4.3
Statement of EBIT............................................................................................2.5(d)
Stockholder................................................................................................Recitals
Stockholders...............................................................................................Recitals
Stockholders Objection Notice................................................................................2.5(d)
Stockholders' Representative ..............................................................................12.16(a)
Surviving Representations......................................................................................10.2
Target.....................................................................................................Recitals

Target Common Stock........................................................................................Recitals
Target Disclosure Schedule................................................................................Article V
Target Employees.............................................................................................7.4(a)
Target Intellectual Property.................................................................................5.9(a)
Target Material Adverse Effect...............................................................................5.1(a)
Target Option Plan........................................................................................2.1(c)(i)
Target Options...............................................................................................5.2(b)
Target Registered Intellectual Property......................................................................5.9(a)
Target Service Provider.....................................................................................5.12(b)
Tax.........................................................................................................5.10(a)
Taxes.......................................................................................................5.10(a)
Third Earn-Out Period...................................................................................2.5(b)(iii)
Third Earn-Out Threshold Amount.........................................................................2.5(b)(iii)
Third Party Claims..........................................................................................10.3(a)
Threshold Amount............................................................................................10.5(a)
Trademarks...................................................................................................5.9(a)
Transferred Target Employees.................................................................................7.4(a)
Wasserstein....................................................................................................5.22
Year 2000 Complaint............................................................................................5.25

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 24, 2000, by and among Website Results, Inc., a Delaware corporation (the "Target"), 24/7 Media, Inc., a Delaware corporation (the "Parent"), WSR Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the stockholders of Target set forth on the signature pages hereof (each, a "Stockholder" and collectively, the "Stockholders").


                              W I T N E S S E T H :

         WHEREAS, the Stockholders are the owners of all of the shares of common stock, $0.0001 par value per share, of Target (the "Target Common Stock"), representing all of the issued and outstanding shares of capital stock of Target;

         WHEREAS, Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware, having been incorporated for the purpose of consummating the transactions set forth herein, and is a wholly-owned subsidiary of Parent;

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Target (Merger Sub and Target together are hereinafter collectively referred to as "Constituent Corporations") and the Stockholders deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Merger Sub merge (the "Merger") with and into Target with Target as the surviving corporation pursuant to this Agreement, the Certificate of Merger (as defined below) and the applicable provisions of the laws of the State of Delaware;

         WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and (b) this Agreement constitutes a plan of reorganization;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Surviving Corporation and certain individuals are entering into employment agreements substantially in the form attached hereto as Exhibit 1 (the "Employment Agreements"); and

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and Stockholders are entering into a registration rights agreement substantially in the form attached hereto as Exhibit 2 (the "Registration Rights Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 DELIVERY AND FILING OF CERTIFICATE OF MERGER. The Constituent Corporations will cause a certificate of merger or other appropriate documents (the "Certificate of Merger") to be signed, verified and delivered to Parent to be held for filing with the Secretary of State of the State of Delaware on or effective as of the Closing Date.

         Section 1.2 EFFECTIVE TIME. At the time as of which the Merger becomes effective ("Effective Time"), Target shall be merged with and into Merger Sub in accordance with the Certificate of Merger, the separate existence of Merger Sub shall cease and Target shall be the surviving party in the Merger. Target, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the Surviving Corporation.

         Section 1.3 CERTIFICATE OF INCORPORATION, BY-LAWS; BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. At the Effective Time:

                  (a) the Certificate of Incorporation of Merger Sub, as amended in the Certificate of Merger to change the name of Merger Sub to be 24/7 Website Results, Inc., shall remain the Certificate of Incorporation of the Surviving Corporation until it shall thereafter be duly amended as provided by applicable law;

                  (b) the By-laws of Merger Sub immediately prior to the Effective Time shall remain the By-laws of the Surviving Corporation until it shall thereafter be duly amended as provided by applicable law;

                  (c) the members of the Board of Directors of Merger Sub immediately prior to the Effective Time shall continue as the members of the Board of Directors of the Surviving Corporation, each of such directors to serve, subject to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors are duly elected and qualified; and

                  (d) the officers of Merger Sub immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors are duly elected and qualified.

         Section 1.4 EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the Agreement, the Certificate of Merger and the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Except as herein specifically set forth, the identity, existence, purposes, powers, franchises, privileges, rights and immunities of Target shall continue unaffected and unimpaired by the Merger and the powers, franchises, privileges, rights and immunity of Merger Sub shall be merged with and into Target, and Target, as the Surviving

Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of Merger Sub shall cease and, in accordance with the terms of this Agreement, the Certificate of Merger and the applicable provisions of the DGCL, the Surviving Corporation shall possess all the powers, franchises, privileges, rights and immunities, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to Target or Merger Sub shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, powers, franchises, privileges, rights and immunities, and all and every other interest shall be thereafter as effectually the property, power, franchise, privilege, right, immunity and interest of the Surviving Corporation as they were of Target and Merger Sub; and the title to any real estate, or interest therein, whether by deed or otherwise, under any applicable laws vested in Target or Merger Sub shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, obligations and duties of Target and Merger Sub and any claim existing, or action or proceeding pending, by or against Target or Merger Sub may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of Target or Merger Sub shall be impaired by the Merger, and all debts, liabilities, obligations and duties of Target or Merger Sub shall attach to the Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by such Surviving Corporation.

                                   ARTICLE II

                              MERGER CONSIDERATION

         Section 2.1    CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION.

                  (a) At the Effective Time, all of the shares of Target Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and converted into the right to receive, without interest:

                        (i) an aggregate of four million two hundred sixty thousand (4,260,000) shares of common stock, par value $0.01 per share of Parent ("Parent Common Stock") allocated among the Stockholders as set forth on Annex I attached hereto (the consideration referred to in this clause (i) of this Section 2.1, the "Closing Date Consideration"); and

                        (ii)   the Earn-Out Consideration as described in
Section 2.5 and payable in accordance with the provisions of Section 2.5.

                  (b) The Closing Date Consideration and the Earn-Out Consideration are referred to together in this Agreement as the "Merger Consideration."

                  (c)   (i)   At the Effective Time, Target's obligations with
respect to each outstanding option, as set forth on Schedule 2.1(c) hereto (the "Assumed Options"), to purchase shares of Target Common Stock issued pursuant to Target's 2000 Stock Option Plan (the "Target Option Plan"), whether vested or unvested, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be assumed by Parent under its 1998 Stock Incentive Plan. Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that (i) Parent is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Assumed Option, Parent would be such a corporation were Section 424 of the Code applicable to such Assumed Option; and, if not so otherwise elected, after the Effective Time, all references to the Target Option Plan shall be deemed to refer to Parent's 1998 Stock Incentive Plan as of the Effective Time by virtue of this Agreement and without any further action.

                        (ii) Each Assumed Option shall continue to have, and be subject to, substantially similar terms and conditions (including vesting) as set forth in the Target Option Plan and each individual optionee's Option Agreement as in effect immediately prior to the Effective Time, except that (i) such Assumed Option shall be made part of Parent's 1998 Stock Incentive Plan,
(ii) each such Assumed Option to purchase one share of Target Common Stock will be exercisable for 0.71 shares of Parent Common Stock in the aggregate, and
(iii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Option will be $12.68.

                        (iii) As soon as reasonably practicable after the Effective Time, Parent will deliver to Assumed Option holders appropriate notices setting forth such holders' rights pursuant to Parent's 1998 Stock Incentive Plan and confirming that the Assumed Options have been assumed by Parent under its 1998 Stock Incentive Plan in accordance with the terms and conditions required by this Section 2.1(c).

                  (d) At the Effective Time, each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be exchanged for and converted into one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate evidencing ownership of shares of Merger Sub shall, after the Effective Time, evidence ownership of such shares of capital stock of the Surviving Corporation.

         Section 2.2    EXCHANGE PROCEDURES.

                  (a) On the Closing Date at the Closing, upon surrender to Merger Sub of stock powers executed in blank authorizing the book entry transfer of the outstanding shares of Target Common Stock, each Stockholder shall, subject to Section 2.5 below, be entitled to receive, in exchange therefor, a certificate or certificates representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Target

Common Stock owned of record by such Stockholder determined in accordance with Annex I.

                  (b) After the Closing Date, there shall be no further registration or transfers of shares of Target Common Stock that were outstanding immediately prior to the Effective Time. If after the Closing Date, certificates representing shares of Target Common Stock are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II to the extent that the shares represented thereby have not previously been cancelled pursuant to Section 2.2(a) hereof.

                  (c) Certificates for shares of Parent Common Stock may be issued in the name of a person other than the person in whose name the shares are registered on the books of Target, if such stock power is properly endorsed or are otherwise in proper form for transfer and the person requesting such exchange shall have paid any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in the name of a person other than the registered holder of the shares of Target Common Stock in question or shall have established to the reasonable satisfaction of Parent or any agent designated by it that such tax either has been paid or is not applicable.

         Section 2.3 ESCROW ACCOUNT. On the Closing Date at the Closing, Parent shall irrevocably instruct its transfer agent, by a letter reasonably acceptable to the Stockholders' Representative, to deliver to the Escrow Agent (the "Escrow Agent"), as soon as possible but in no event later than three (3) business days after the Closing Date, under the escrow agreement dated the Closing Date, substantially in the form of Exhibit 3 hereto (the "Escrow Agreement"), a certificate representing two million eight hundred forty thousand (2,840,000) shares of Parent Common Stock representing the Earn-Out Consideration (as defined in Section 2.5 below) to be held in an escrow account (the "Escrow Account") pursuant to the terms of the Escrow Agreement. In addition, on the Closing Date as part of the Closing, Parent shall irrevocably instruct its transfer agent, by a letter reasonably acceptable to the Stockholders' Representative, to deliver to the Escrow Agent, as soon as possible but in no event later than three (3) business days after the Closing Date under the Escrow Agreement, a certificate representing nine hundred thirty-seven thousand two hundred (937,200) shares of Parent Common Stock to be held in the Escrow Account to cover claims for indemnity by Parent pursuant to
Article X herein pursuant to the terms of the Escrow Agreement (the "Closing Indemnity Shares"). In addition, Parent shall irrevocably instruct its transfer agent, by a letter reasonably acceptable to the Stockholders' Representative, to deliver to the Escrow Agent, as soon as possible but in no event later than three (3) business days after the date applicable Earn-Out Consideration is payable to the Stockholders under the Escrow Agreement, a certificate representing twenty-two percent (22%) of the shares of Parent Common Stock included in the Earn-Out Consideration earned by and payable to the Stockholders prior to the date nine (9) months after the date hereof, if any, to be held in the Escrow Account to cover claims for indemnity by Parent pursuant to Article X hereto pursuant to the terms of the Escrow Agreement plus such additional number of shares of Parent Common Stock included in the Earn-Out Consideration earned after the date nine (9) months after the date hereof, if any, equal to the sum, if any, of (a) (i) the amount of any then outstanding Damages claimed by Parent under Section 10.1(a) prior to the date nine (9) months after the date hereof divided by (ii) the average of the closing price of the Parent Common Stock on its principal market or exchange for the five (5) consecutive trading days immediately preceding the end of the Second Earn-Out Period or Third Earn-Out Period, as applicable, less (b) the shares of Parent Common Stock then held in the Escrow Account to cover claims for indemnity by Parent pursuant to Article X hereto; PROVIDED, HOWEVER, that in no event shall the number of shares of Parent Common Stock delivered or deliverable to the Escrow Agent pursuant to this Agreement or the Escrow Agreement exceed the sum of (x) twenty-two percent (22%) of the Closing Date Consideration plus (y) twenty-two percent (22%) of any Earn-Out Consideration paid pursuant to this Agreement (collectively with the Closing Indemnity Shares, the "Indemnity Shares").

         Section 2.4 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Target Common Stock who would otherwise be entitled hereunder to receive a fractional share of Parent Common Stock but for this
Section 2.3 will instead be entitled hereunder to receive one additional share for each such fractional share.

         Section 2.5    EARN-OUT CONSIDERATION.

                  (a) The Stockholders shall be entitled to receive up to an aggregate of two million eight hundred forty thousand (2,840,000) shares of Parent Common Stock (the "Earn-Out Consideration") from the Escrow Account pursuant to the Escrow Agreement, allocated among the Stockholders as set forth on Annex I attached hereto, upon the Surviving Corporation having the earnings before interest and taxes ("EBIT") for one or more of the applicable periods set forth on Annex II attached hereto. To the extent that the Surviving Corporation's capital expenditures in any of the First, Second or Third Earn-Out Periods exceeds or are less than the amounts for such period set forth on Annex IV hereto, then in each case Parent and the Stockholders' Representative will negotiate in good faith to properly and reasonably adjust up or down, as applicable, the applicable Earn-Out Threshold. If Parent and the Stockholders' Representative are unable to agree on such an adjustment to the applicable Earn-Out Threshold, such matter shall be submitted to the Independent Accounting Firm in accordance with the arbitration procedures set forth in Section 2.5(d) below.

                  (b) The Earn-Out Consideration for any period shall be payable as follows:

                        (i) As soon as possible after the earlier of (A) the eleventh day after the delivery of the Statement of EBIT (as defined below) in connection with the period beginning on the date hereof and ending December 31, 2000 (the "First Earn-Out Period") if the Stockholders' Representative (as defined herein) shall not have timely delivered to Parent a valid Stockholders Objection Notice (as defined below) with respect to such period or (B) the date the Independent Accounting Firm (as defined below) determines the EBIT for such period if the Stockholders' Representative shall have timely delivered a valid Stockholders Objection Notice for such period, the Stockholders' Representative and Parent shall jointly notify and instruct the Escrow Agent, which notification shall be made as soon as possible after the occurrence of the earlier to occur of the events described in subclause A or B, if the EBIT for the First Earn-Out Period (x) as set forth in the Statement of EBIT (if the Stockholders' Representative has not timely delivered a valid Stockholders Objection Notice) or (y) as determined by the Independent Accounting Firm (if the Stockholders' Representative has timely delivered a valid Stockholders Objection Notice), as applicable, is sixty percent (60%) or more of the First Earn-Out Threshold Amount (as set forth on Annex II attached hereto), to release, and each shall use their respective reasonable best efforts to cause the Escrow Agent to immediately so release, to the Stockholders the number of shares of Parent Common Stock indicated on Annex II attached hereto.

                        (ii) As soon as possible after the earlier of (A) the eleventh day after the delivery of the Statement of EBIT in connection with the six-month period ended June 30, 2001 (the "Second Earn-Out Period") if the Stockholders' Representative shall not have timely delivered to Parent a valid Stockholders Objection Notice with respect to such period or (B) the date the Independent Accounting Firm determines the EBIT for such period if the Stockholders' Representative shall have timely delivered to the Parent a valid Stockholders Objection Notice with respect to such period, the Stockholders' Representative and Parent shall jointly notify and instruct the Escrow Agent, which notification shall be made as soon as possible after the occurrence of the earlier to occur of the events described in subclause A or B, if EBIT for the Second Earn-Out Period (x) as set forth in the Statement of EBIT (if the Stockholders' Representative has not timely delivered a valid Stockholders Objection Notice) or (y) as determined by the Independent Accounting Firm (if Stockholders' Representative has timely delivered a valid Stockholders Objection Notice), as applicable, is sixty percent (60%) or more of the Second Earn-Out Threshold Amount (as set forth on Annex II attached hereto), to release, and each shall use their respective reasonable best efforts to cause the Escrow Agent to immediately so release, to the Stockholders the number of shares of Parent Common Stock indicated on Annex II attached hereto.

                        (iii) As soon as possible after the earlier of (A) the eleventh day after the delivery of the Statement of EBIT in connection with the six-month period ended December 31, 2001 (the "Third Earn-Out Period") if the Stockholders' Representative shall not have timely delivered to the Parent a valid Stockholders Objection Notice with respect to such period or (B) the date of the Independent Accounting Firm determines the EBIT for such period if the Stockholders' Representative shall have timely delivered to Parent a valid Stockholders Objection Notice with respect to such period, the Stockholders' Representative and Parent shall jointly notify and instruct the Escrow Agent, which notification shall be made as soon as possible after the occurrence of the earlier to occur of the events described in subclause A or B, if EBIT for the Third Earn-Out Period (x) as set forth in the Statement of EBIT (if the Stockholders' Representative has not timely delivered a valid Stockholders Objection Notice) or (y) as determined by the Independent Accounting Firm (if the Stockholders' Representative has timely delivered a valid Stockholders Objection Notice), as applicable, is sixty percent (60%) or more of the Third Earn-Out Threshold Amount (as set forth on Annex II attached hereto) (collectively with the First Earn-Out Threshold and the Second Earn-Out Threshold, the "Earn-Out Threshold"), to release, and each shall use their respective reasonable best efforts to cause the Escrow Agent to immediately so release, to the Stockholders the number of shares of Parent Common Stock indicated on Annex II attached hereto.

                        (iv) In no event shall Stockholders receive shares of Parent Common Stock pursuant to Section 2.5(b) hereof in excess of the aggregate Earn-Out Consideration.

                        (v) Parent and the Stockholders' Representative shall jointly notify and instruct the Escrow Agent to release to Parent any shares of Parent Common Stock with respect to the Earn-Out Consideration not paid or payable to the Stockholders after the final determination of EBIT for the last of the First Earn-Out Period, Second Earn-Out Period and the Third Earn-Out Period.

                        (vi) Each of Parent and the Stockholders acknowledges and agrees that its respective failure to timely deliver any applicable notification to the Escrow Agent pursuant to this Section 2.5(b) shall be deemed a material breach of this Agreement by Parent or the Stockholders, as applicable.

                  (c) EBIT shall be computed in accordance with generally accepted accounting principles ("GAAP") consistently applied consistent with Target's past practices as modified by Annex III attached hereto.

                  (d) As promptly as practicable following the determination by Parent of EBIT for the applicable period, Parent shall provide to the Stockholders' Representative a statement setting forth the calculation of EBIT for the relevant period (the "Statement of EBIT"). Following the delivery of the applicable Statement of EBIT, the Stockholders' Representative will be afforded a period of ten (10) days to review the applicable Statement of EBIT. At or before 5:00 p.m. California time on the tenth day after delivery of the Statement of EBIT, Stockholders' Representative will either (a) accept the EBIT amounts contained in the Statement of EBIT in its entirety, in which case the EBIT for such period shall be as set forth therein or (b) deliver to Parent a written notice ("Stockholders Objection Notice") containing a sufficiently detailed written explanation of those items in the Statement of EBIT which the Stockholders' Representative disputes and Stockholders' Representative's calculation of such items. The failure of the Stockholders' Representative to timely deliver the valid Stockholders Objection Notice shall constitute the Stockholders' Representative's acceptance of the EBIT amounts contained in the applicable Statement of EBIT in its entirety. If Parent and the Stockholders' Representative cannot resolve, using their respective commercially reasonable efforts, any dispute with respect to the determination of such EBIT within ten
(10) business days after the Stockholders' Representative delivers the applicable Stockholders Objection Notice to Parent, then such dispute shall be resolved by binding arbitration under the then prevailing version of the Commercial Rules of the American Arbitration Association as modified by this
Section 2.5. Such arbitration shall be conducted in Los Angeles by an independent nationally recognized accounting firm which is reasonably acceptable to Parent and the Stockholders' Representative which firm has not previously been employed by Target, Parent or any Affiliate of either of the foregoing (the "Independent Accounting Firm"). Each party shall be entitled to undertake limited discovery before the arbitration. That discovery shall consist of (a) narrowly drawn document requests directed only to the appropriate calculation of the EBIT, (b) two (2) depositions per party of percipient witnesses, and (c) one
(1) deposition per party of expert
witnesses. The Independent Accounting Firm shall be directed to consider only those aspects of EBIT which are in dispute pursuant to a timely and valid Stockholder Objection Notice. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding on the parties, absent manifest error, which error may only be corrected by such Independent Accounting Firm. The EBIT determined by the Independent Accounting Firm shall not be less than the EBIT set forth in the applicable Statement of EBIT nor greater than the EBIT set forth in the Stockholders Objection Notice. The parties have no right of appeal from the decision of the Independent Accounting Firm. The costs of the determination of EBIT by the Independent Accounting Firm shall be borne by the party (either Parent or the Stockholders as a group) whose calculation of EBIT is further from the EBIT determined by the Independent Accounting Firm. Pending resolution by the Independent Accounting Firm of any such dispute, the disputed Earn-Out Consideration amount shall remain in escrow and the undisputed amount shall immediately be distributed in accordance with Section 2.5(b) hereof.

                  (e) During the period commencing on the date hereof and ending on the earlier of December 31, 2001 or the date the entire Earn-Out Consideration is paid to the Stockholders (the "Earn-Out Period") Parent agrees that neither Surviving Corporation nor any successor entity shall (i) be liquidated, (ii) sell or otherwise transfer, directly or indirectly, all or substantially all of its property or assets outside the ordinary course of business, or (iii) consolidate with or merge into any other corporation or entity or permit another corporation or entity to consolidate with or merge into Surviving Corporation, in each case unless the Stockholders' Representative approves such transaction in writing prior to the consummation thereof (which approval may be withheld in its discretion).

If any of the events set forth above in this Section 2.5(e) occur during the Earn-Out Period, all of the Earn-Out Consideration not previously earned by the Stockholders shall be deemed to have been earned and the Escrow Agent shall immediately issue the shares of Parent Common Stock with respect to Earn-Out Consideration held in the Escrow Account to the Stockholders.

                  (f) Subject to this Section 2.5 the parties acknowledge that Parent will have the authority to make business decisions (including, acquisitions, divestitures, reallocation of resources ((including employees) and other similar events) that may affect the operations of Surviving Corporation. In the event that (i) these decisions result or could result in an adverse change to or effect on EBIT during any Earn-Out Period, (ii) Parent terminates any employee of Tri-Net Employee Group Inc. who provides employment services to Target (each an "Employee") or any Employee terminates his/her employment with the Surviving Corporation for Good Reason (as defined in the Employment Agreement), unless (x) agreed to in writing by the Stockholders' Representative prior to such termination (which approval may be withheld in its discretion) or
(y) employees terminated for Parent Good Reason (as defined below), (iii) Parent fails to provide or cause to be provided reasonable resources, at least equal to the amounts necessary to implement the capital expenditure and marketing expansion plans set forth in Annex III attached hereto, (iv) Parent agrees to sell, transfer, or otherwise dispose of, or cause the sale, transfer, or other disposition of, any capital stock of the Surviving Corporation where Parent after the proposed transaction does not have in all material respects, the same control over the operations of the Surviving Corporation (whether through its direct or indirect ownership of the equity of the Surviving Corporation or through its control of the Board of Directors of the Surviving Corporation) that it had immediately preceding the transaction, (v) Parent requires any Key Employee (as defined below) to work or perform services for Parent or any Affiliate or subsidiary thereof other than the Surviving Corporation and such work or service by such Key Employee would materially adversely affect EBIT except as otherwise agreed to in writing by the Stockholders' Representative, or (vi) Parent competes, directly or indirectly, with the business of optimizing search engine results including, permitting or allowing any sale or potential sale of the Surviving Corporation involving optimizing search engine results to be earned, received or otherwise credited to Parent or any Affiliate or subsidiary thereof other than the Surviving Corporation, in each case unless the Stockholders' Representative approves such transaction in writing prior to the consummation thereof (which approval may be withheld in its discretion), then in each case Parent and the Stockholders' Representative will negotiate in good faith to properly and reasonably lower or eliminate the applicable Earn-Out Thresholds to eliminate the adverse impact, if any, of such business decision or event on the applicable EBIT during the Earn-Out Period. Solely as a means to further communications among the parties, each of Parent and Stockholders' Representative agrees to provide written notice to the other of such business decision or event as set forth in this paragraph as soon as reasonably possible after becoming aware thereof. If Parent and the Stockholders' Representative are unable to agree on such an adjustment to the applicable Earn-Out Threshold, such matter shall be submitted to the Independent Accounting Firm in accordance with the arbitration procedures set forth in Section 2.5(d) above.

For the purposes of this Agreement, for Parent Good Reason shall mean: (aa) commission of a felony, fraud, a crime constituting moral turpitude, dishonesty, misappropriation or embezzlement involving the Surviving Corporation, which materially and adversely affects the Surviving Corporation; (bb) failure to adhere in any material respect to the reasonable and lawful directions of the Board of Directors or to adhere in any material respect to the Surviving Corporation's reasonable and lawful policies and practices; (cc) breach in any material respect of any of the provisions of his or her non-competition agreements, if applicable; (dd) breach in any material respect of the terms and provisions of his or her employment agreement, if applicable; or (ee) any material failure to perform the reasonable and lawful duties assigned to him or her, if such person does not have an employment agreement; PROVIDED, HOWEVER, that any of the foregoing capable of being cured have not been cured within twenty (20) business days after Employee receives a detailed written notice of such action or breach; PROVIDED, FURTHER, HOWEVER, that with respect to Key Employees subject to an Employment Agreement, Parent Good Reason shall have the same meaning as "Cause" in such Employment Agreement.

                  (g) (i) Any dividends or distributions with respect to the Parent Common Stock will be paid or distributed to the Escrow Agent on the same basis as such dividends or distributions are paid or distributed to all other holders of Parent Common Stock. Such dividends and distributions shall be held by the Escrow Agent and distributed as and when the Earn-Out Consideration is distributed in accordance with this Agreement and the Escrow Agreement. The Stockholders shall have the right to vote the Earn-Out Consideration and the

Indemnity Shares; PROVIDED, HOWEVER, that the Stockholders agree to vote the shares of Earn-Out Consideration held in the Escrow Account in accordance with the recommendation of the Board of Directors of Parent with respect to any matter submitted to the holders of Parent Common Stock for a vote.

                        (ii) In the event of any split, combination, reorganization, reclassification or similar modification or change of any Parent Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Common Stock at any time during the period from the date of this Agreement through and including the date on which the Escrow Agent properly releases to the Stockholders or to the Parent, as applicable, all of the Earn-Out Consideration and Indemnity Shares in the Escrow Account, Parent shall promptly make an adjustment to the number of shares of Parent Common Stock and/or of other securities deposited by Parent into the Escrow Account as Parent and the Stockholders' Representative shall reasonably mutually agree, so as to preserve the economic benefits that the Stockholders reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                  (h) During the Earn-Out Period and in the event of a Change of Control (as defined below) of Parent, fifty percent (50%) of all of the Earn-Out Consideration then in the Escrow Account not then earned by the Stockholders shall automatically be deemed earned in full and shall be immediately issuable to the Stockholders upon the Change of Control or, in the case of a transaction or proposed transaction contemplated by subclauses (A) or
(B) of the definition of Change of Control below, where an offer to acquire shares of Parent Common Stock is made to public stockholders of Parent, immediately prior to the Change of Control, or, if earlier, the record date for determining stockholders entitled to receive consideration in connection with such Change of Control, and the Escrow Agent shall deliver all of such Earn-Out Consideration to the Stockholders. The remaining Earn-Out Consideration in the Escrow Account shall be subject to being earned in accordance with this Section
2.5. Notwithstanding the foregoing, in the event that the proposed Change of Control is not consummated, then the Earn-Out Consideration deemed earned pursuant to the first sentence of this Subsection (h) with respect to such proposed Change of Control shall automatically revert to the Escrow Account and, upon the written request of Parent, the Stockholders shall as soon as possible deliver to the Escrow Agent any Earn-Out Consideration delivered to them pursuant to the first sentence of this subsection (h) with respect to the proposed Change of Control which was not consummated. Each Stockholder acknowledges and agrees that its failure to timely deliver any applicable Earn-Out Consideration in accordance with the previous sentence shall be deemed a material breach of this Agreement by such Stockholder.

                  "Change of Control" shall mean (A) the acquisition after the date of this Agreement, directly or indirectly, by any Person or group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership of voting securities (not including any beneficial ownership attributable solely to a voting agreement or arrangement) representing in the aggregate, together with voting securities beneficially owned by such Person or group, forty percent (40%) or more of the then total voting power of Parent, (B) any merger, consolidation, recapitalization, sale of any material or substantial portion of Parent's assets outside the ordinary course of business or other business combination or transaction, in each case under this subclause (B) as a result of which either
(i) the holders of the outstanding voting securities of Parent immediately prior to such transaction would hold less than fifty percent (50%) of the total voting power of the surviving or resulting entity immediately after such transaction or
(ii) the approval of the stockholders of Parent is required to consummate the proposed transaction (C) any change in the composition of the board of directors of Parent over a period of eighteen (18) consecutive months beginning on the date hereof such that a majority of the board of directors of Parent ceases to be comprised of individuals who either (x) have been members of the board of directors of Parent continuously since the beginning of such period or (y) have been initially elected or nominated for election as members of the board of directors of Parent during such period by at least a majority of the members of the board of directors of Parent described in clauses (x) and (y) who were still in office at the time such election or nomination was approved by the board of directors of Parent, or (D) a liquidation or dissolution of Parent.

         Section 2.6 DELIVERY OF MERGER CONSIDERATION.

         At the Closing (as defined below), the Stockholders' Representative shall deliver to the Parent, stock powers covering the outstanding shares of Target Common Stock, duly endorsed in blank by the Stockholders. At or prior to the Closing, Parent shall irrevocably instruct its transfer agent, by a letter reasonably acceptable to the Stockholders' Representative, to deliver the Closing Date Consideration in the names and in the amounts indicated on Annex I attached hereto as soon as possible but in no event later than three (3) business days after the Closing Date.

         Each of the certificates representing the Merger Consideration, as applicable, shall bear a legend to the effect, "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Act unless and until the transferor shall have provided written notice to Parent of the proposed sale, offer for sale, pledge or hypothecation and furnished the Parent with a written statement of the circumstances thereto." The certificates shall also bear any legend required by an applicable state securities law.

         Section 2.7 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Closing Date Consideration, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof.

         Section 2.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and the Merger Sub, the officers and directors of Target and the Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and they and the Stockholders will take, all commercially reasonable, lawful and necessary action. Parent shall cause the Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.


                                   ARTICLE III

                                     CLOSING

         The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on August 24, 2000, or as promptly thereafter as the conditions to the Closing may have been satisfied or waived by the appropriate Person or Persons or such other time, date and location as the parties hereto agree in writing (the "Closing Date"), at the offices of Clifford Chance Rogers & Wells, LLP, 200 Park Avenue, New York, New York 10166. On the Closing Date (x) the Certificate of Merger shall be filed with the appropriate state authorities, and (y) all transactions contemplated by this Agreement to occur at the Closing, including the delivery of the Closing Date Consideration to each Stockholder or, in accordance with this Agreement, to the Escrow Agent on behalf of the Stockholders, as applicable, shall occur and be completed as part of one concurrent transaction.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

         Each Stockholder hereby severally represents and warrants as to itself to the Parent and Merger Sub as follows:

         Section 4.1 OWNERSHIP OF STOCK. Such Stockholder is the record and beneficial owner of all of the shares of Target Common Stock which are set forth next to its name on Annex I attached hereto, which are free and clear of all Encumbrances (as defined below) other than those created by this Agreement or arising from acts or omissions of the Parent or Merger Sub. For purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). The delivery to the Parent of the Target Common Stock owned by such Stockholder in accordance with the terms and provisions of this Agreement will transfer to the Parent valid title thereto, free and clear of any and all Encumbrances other than any Encumbrances created by this Agreement or arising from the acts or omissions of the Parent or Merger Sub.

         Section 4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution of this Agreement by the Parent, Target, Merger Sub and each of the other Stockholders, is a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, receivership and/or similar laws affecting the enforcement of creditors' rights and to general equitable principles.

         Section 4.3 ACQUISITION OF STOCK FOR INVESTMENT. Each of the Stockholders that receives Parent Common Stock as part of the Merger Consideration hereunder acknowledges that such shares of Parent Common Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred, offered for sale, pledged, hypothecated, lent or otherwise disposed of by such Stockholder (a) without registration under the Securities Act, except pursuant to an exemption from registration under the Securities Act, and (b) without compliance with applicable state securities or "blue sky" laws. Each Stockholder has received all requested documents and other information from Parent, has received and has had an opportunity to review Parent's Form 10-K for the year ended December 31, 1999, Parent's Forms 10-Q for the quarters ended March 31, 2000 and June 30, 2000, respectively, Parent's Proxy Statement, dated August 1, 2000, and Parent's Form 8-A, dated July 28, 1998, registering the Common Stock and has had an opportunity to ask questions of and to receive answers from the officers of Parent with respect to the business, results of operations, financial conditions and prospects of Parent.

         Section 4.4 HART-SCOTT-RODINO. Mr. Ronald J. Penna is the "ultimate parent entity" as that term is used in 16 C.F.R. Section 801.1(a)(3) and neither Mr. Penna nor Mr. Michael K. Osborne has total assets of $10,000,000 as required by 15 U.S.C. ss.18(a)(2), and the regulations promulgated thereunder (commonly referred to as the "size of the parties" test).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Except as disclosed in that section of the document of even date herewith delivered by Target to Parent prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule") corresponding to the section of this Agreement to which any of the representations and warranties specifically relate or as disclosed in another section of the Target Disclosure
Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another section of this Agreement, Target and each Primary Stockholder (as designated on the signature pages hereto) hereby severally represents and warrants to the Parent and Merger Sub as follows:

         Section 5.1    EXISTENCE AND GOOD STANDING.

                  (a) Target is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Target is duly qualified or licensed as a foreign corporation to conduct its business as is currently being conducted and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and as listed in Section 5.1 of the Target Disclosure Schedule, except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Target (a "Target Material Adverse Effect").

                  (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Target has furnished or made available to Parent a complete and correct copy of its Certificate of Incorporation and By-laws, as amended to date, and such Certificate of Incorporation and By-laws are in full force and effect. Target is not in violation of its Certificate of Incorporation or By-laws.

         Section 5.2 CAPITAL STOCK. (a) Target has an authorized capitalization consisting of 15,000,000 shares of Target Common Stock of which 10,000,000 shares are issued and outstanding as of the date hereof. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive or similar rights created by statute, the Certificate of Incorporation or By-laws of Target or any agreement or document to which Target is a party or by which it is bound. As of the date of this Agreement there were no shares of Target Common Stock held in treasury by Target. Other than Target Options (as defined below), there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale by Target of any shares of the capital stock of Target, other than as contemplated by this Agreement.

                  (b) Immediately prior to the execution of this Agreement 491,901 shares of Target Common Stock are issuable pursuant to outstanding options (the "Target Options") (whether or not currently exercisable) to purchase Target Common Stock granted under the Target Option Plan for an aggregate exercise price of $4,427,109, all of which shares of Target Common Stock were reserved for issuance pursuant to the Target Option Plan.

         Section 5.3 SUBSIDIARIES. Target does not own, directly or indirectly, any capital stock, partnership or limited liability company units or interests or any other ownership or equity interest in any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, Governmental Authority (as defined in Section 5.5) or any other entity ("Person").

         Section 5.4 AUTHORITY. (a) Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Target, and no other proceedings of Target are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except for the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, receivership and/or similar laws affecting the enforcement of creditors' rights and to general equitable principles.

                  (b) The Board of Directors of Target (including any required committee or subgroup of the Board of Directors of Target) at a meeting duly called at which all members were present has (A) unanimously declared that this Agreement, the Merger and the other transactions contemplated hereby are fair to, and in the best interests of, Target and its stockholders; (B) authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; and (C) as of the date hereof, determined to recommend that the stockholders of Target approve and adopt this Agreement and approve the Merger. None of the aforesaid actions by the Board of Directors of Target has been amended, rescinded or modified.

                  (c) The holders of more than two-thirds of the outstanding shares of Target Common Stock have authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and have authorized the taking of all appropriate action pursuant to the DGCL to cause the Merger to be effective at the Effective Time. No other vote of the holders of any class or series of Target's capital stock is necessary to authorize, approve and adopt this Agreement and the Merger.

         Section 5.5 NON CONTRAVENTION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Target under, (i) Target's Certificate of Incorporation or By-laws,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license (each, a "Contract") applicable to Target or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to Target or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or creations that would not reasonably be expected to have a Target Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notification to, any United States federal, state or local governmental or regulatory body, agency or authority ("Governmental Authority") is required by or with respect to Target in connection with the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated by this Agreement, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Target is qualified to do business and such filings with Governmental Authorities to satisfy the applicable requirements of state securities or "blue sky" laws.

         Section 5.6    FINANCIAL STATEMENTS AND NO MATERIAL CHANGES.

                  (a) Target has heretofore furnished the Parent with true, complete and correct copies of (i) the audited balance sheet of Target as of January 31, 2000 (the "January 2000 Balance Sheet Date") and the related audited statements of operations, stockholder's equity and cash flows for the six-month period ended January 31, 2000, together with the related notes and schedules (such balance sheet, statements of operations, stockholder's equity and cash flows and notes and schedules are referred to herein as the "January 2000 Financial Statement") and (ii) the unaudited balance sheet (the "Interim Balance Sheet") of Target as of July 31, 2000 (the "Interim Balance Sheet Date") and related unaudited statements of operations and cash flows for the six-month period ended July 31, 2000, together with the related notes and schedules, if any (the "Interim Financial Statement"), and together with the January 2000 Financial Statement, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Target as of the dates and for the periods covered thereby. The books and records of Target have been kept accurately in the ordinary course of business, the transactions recorded therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of Target have been properly recorded therein. The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly in all material respects the financial position, assets and liabilities of Target and the results of its operations at the dates and for the periods indicated therein.

                  (b) Other than as set forth on Section 5.6(b) of the Target Disclosure Schedule, any change resulting from general economic, financial, regulatory or market conditions, any change resulting from conditions or circumstances generally affecting the businesses in which Target operates, or as disclosed in the Financial Statements, since the Interim Balance Sheet Date there has been no (i) Target Material Adverse Effect; (ii) declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of Target's capital stock, or any purchase, redemption or other acquisition by Target of any of its capital stock or any other securities of Target; (iii) split, combination or reclassification of any of Target's capital stock; (iv) amendments or changes in the Certificate of Incorporation or By-laws of Target; (v) change by Target in its accounting methods, principles or practices except as required by GAAP; (vi) revaluation by Target of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course or business; or (vii) sale or transfer of a material amount of assets of Target.

                  (c) Target has previously furnished Parent with a copy of an adjusted Interim

Balance Sheet which gives pro forma effect to certain transactions that took place after July 31, 2000 and is based upon the assumptions reflected in that pro forma Interim Balance Sheet. The pro forma Interim Balance Sheet accurately reflects, in all material respects, based upon the assumptions contained therein, the effects of the pro forma transactions contemplated thereby.

         Section 5.7       TITLE TO PROPERTIES.

                  (a) Target does not own and has not previously owned any real property. Section 5.7(a) of the Target Disclosure Schedule lists all real property leases to which Target is a party and each amendment thereto that is in effect as of the date of this Agreement. To Target's knowledge, all such current leases are in full force and effect, and are valid and effective in accordance with their respective terms. There is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) which default or event of default would reasonably be expected to have a Target Material Adverse Effect.

                  (b) Except as for properties and assets reflected on or contemplated by the Financial Statements, or acquired since the Interim Balance Sheet Date, which have been sold or otherwise disposed of in the ordinary course of business, Target has good title to, or holds by valid lease or license, all its material properties and assets, subject to no Encumbrances except for (i) Encumbrances reflected on or contemplated by the Financial Statements, (ii) Encumbrances arising by operation of law, (iii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due, (iv) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of such property by Target in the operation of its business as currently conducted, (v) Encumbrances securing indebtedness for borrowed money, (vi) Encumbrances created by this Agreement or arising from an act or omission of Parent or Merger Sub and (vii) Encumbrances which would not reasonably be expected to have a Target Material Adverse Effect. Encumbrances of the type described in clauses (i) through (vii) above, inclusive, are hereinafter sometimes referred to as the "Permitted Encumbrances."

         Section 5.8 LITIGATION. Section 5.8 of Target Disclosure Schedule hereto contains a complete and correct list of all actions, suits, proceedings, claims or investigations pending or, to the knowledge of Target, threatened against Target or any of its assets or, in connection with Target's business, any of Target's officers, directors or Employees before any court, arbitrator or Governmental Authority. There is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of Target, threatened against Target which is reasonably likely to be determined adversely to Target and, if so determined would have a Target Material Adverse Effect. Neither Target nor, to the knowledge of Target, any executive officer or director of Target has been permanently or temporarily enjoined or barred by order, judgment or decree of or agreement with any Governmental Authority from engaging in or continuing any conduct or practice in connection with the business of Target. There is not in existence any order, judgment or decree of or agreement with any Governmental Authority requiring Target or, to the knowledge of Target, any executive officer or director of Target to take action with respect to the business of Target or Target's material assets or to which Target or, to the knowledge of Target, any executive officer or director of Target is a party or by which any of them is bound which action would reasonably be expected to have a Target Material Adverse Effect.

         Section 5.9    INTELLECTUAL PROPERTY.

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, the "Trademarks");
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Target Intellectual Property" shall mean any Intellectual Property, including, without limitation, all Registered Intellectual Property, that is owned by, or exclusively licensed to, Target.

         "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "Target Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Target.

                  (b) A list and brief description of Target Registered Intellectual Property, and all contracts, licenses and agreements to which Target is currently a party (i) with respect to Target Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Target is set forth in Section

5.9 of the Target Disclosure Schedule, EXCEPT for standard, generally commercially available, "off-the-shelf" third party products.

                  (c) No Target Intellectual Property owned or developed by Target or product or service of Target is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation of any Governmental Authority restricting in any manner the use, transfer, or licensing thereof by Target, or which may affect the validity, use or enforceability of such Target Intellectual Property.

                  (d) Each item of Target Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                  (e) Except as provided in Section 5.9 of the Target Disclosure Schedule, Target owns and has good and exclusive title to, or has joint ownership or license (sufficient for the conduct of its business as currently conducted) to, each item of Target Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions); and Target is the exclusive owner of all Trademarks currently used in connection with the operation or conduct of the business of Target, including the sale of any products or the provision of any services by Target.

                  (f) Target owns, and has good title to, or has valid and sufficient licenses for all copyrightable works currently used in its business.

                  (g) Except as set forth in Section 5.9 of the Target Disclosure Schedule, to the extent that any Intellectual Property currently used in Target's business has been developed or created by a third party for Target, Target has a written agreement with such third party with respect thereto and Target either (i) has obtained ownership of, and is the exclusive owner of all such third party Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third parties' Intellectual Property by operation of law or by valid assignment or license.

                  (h) Target has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property currently used in Target's business that is or was the Target Intellectual Property, to any third party.

                  (i) All contracts, licenses and agreements relating to the Target Intellectual Property currently used in Target's business are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements.

Target is in compliance with, and has not breached any material term of any such contracts, licenses and agreements and, to the knowledge of Target, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Target's rights under such contracts, licenses and agreements to the same extent Target would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Target would otherwise be required to pay.

                  (j) The operation of the business of Target as such business is currently conducted, including Target's design, development, marketing and sale of the products or services of Target (including with respect to products currently under development) and Target's use of the Target Intellectual Property, to the knowledge of Target, has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party.

                  (k) Except as provided in Section 5.9 of the Target Disclosure Schedule, Target has not received actual notice from any third party and, to the knowledge of Target, Target has not received any threat, that the operation of the business of Target or any act, product or service of Target, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (l) To the knowledge of Target, no person has or is infringing, diluting or misappropriating any Target Intellectual Property or unfairly competing with Target.

                  (m) Target has taken reasonable steps to protect Target's rights in Target's confidential information and trade secrets sufficient for the conduct of business as such business is currently conducted. Except under confidentiality obligations, to the knowledge of Target, there has not been disclosure by Target of any such trade secrets or confidential information.

         Section 5.10   TAXES.

                  (a) TAX RETURNS. Except as set forth on Schedule 5.10(a), Target has filed or caused to be filed with the appropriate federal, foreign, state, local and other taxing authorities all material returns, statements, forms and reports ("Returns") for Taxes that are required to be filed by, or with respect to, Target on or prior to the Closing Date. All such Returns were true, correct and complete in all material respects, and all Taxes shown on such Returns have been paid. All unpaid Taxes payable by Target or which will, with the passage of time, become payable by Target, whether or not disputed, with respect to any period or a portion thereof ending at, on or prior to and including July 31, 2000, have been set forth in accordance with GAAP on the face of the Interim Balance Sheet. Except as set forth on Schedule 5.10(a), there are no outstanding waivers or extensions of time with respect to the assessment of any Tax or Return of Target. Except as set forth on Schedule 5.10(a), there are no audits, examinations or claims now pending with any taxing authority in respect of any Tax of Target with respect to which Target has been notified in writing (and, to Target's knowledge, threatened or under discussion). Target has not at any time filed a consent to have the provisions of Section 341(f)(2) of the Code apply to it. All Taxes to be collected or withheld by Target have been duly collected or withheld and any such amounts that were required to be remitted to any taxing authority have been duly remitted. There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to Target that could affect its tax liability for any period after the Effective Time. Target has not used any of the following methods of accounting: installment, completed contract, or long-term contract. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind (or similar levies or other like assessments), customs, duties, imposts and other similar charges, including, without limitation, income, gross receipts, ad valorem, value added, excise, real and personal, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, occupation and other governmental taxes imposed or payable to the United States, or any state, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to Tax attributable to any such Tax.

                  (b) PAYMENT OF TAXES. All material Tax liabilities of Target for all taxable years or other taxable periods ending prior to the Closing Date have been paid or adequately (i) disclosed on Schedule 5.10(b) attached hereto,
(ii) provided for in the Financial Statements or its supporting schedules or
(iii) with respect to periods after July 31, 2000, reflected as a liability on the books and records of Target.

                  (c)   OTHER TAX MATTERS.

                        (i)   Target has not been included in any
"consolidated," "unitary" or "combined" Return provided for under the laws of any jurisdiction with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                        (ii) There are no tax sharing or tax allocation agreements in effect between Target and any other party.

         Section 5.11   COMPLIANCE WITH LAWS; PERMITS.

                  (a) Target is not in conflict with, default under or in violation of any laws, regulations, orders, judgments and decrees except for conflicts, defaults or violations that would not reasonably be expected to have a Target Material Adverse Effect; PROVIDED, HOWEVER, that this representation and warranty shall not apply to matters covered by Sections 5.10 or 5.12. No investigation or review by any Governmental Authority is pending and to Target's knowledge, has been threatened against Target, and no written notice of any investigation or review has been received by Target. There is no agreement, judgment, injunction order or decree binding upon Target which has or would reasonably be expected to have (after giving effect to the Merger) the effect of prohibiting or impairing any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted.

                  (b) Target possesses all licenses, certificates of authority, permits or other authorizations (a "License") necessary for the ownership of its properties and the conduct of its business as currently conducted in each jurisdiction in which Target is required to possess a License, except where the failure to possess such a License would not reasonably be expected to have a Target Material Adverse Effect; PROVIDED, HOWEVER, that this representation and warranty shall not cover off-the-shelf software. As to Target, and to the knowledge of Target, as to the other parties thereto, all such Licenses are in full force and effect, and Target has not received any written notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or the existence of such event, inquiry, investigation or proceeding would not reasonably be expected to have a Target Material Adverse Effect. Target is in compliance in all respects with the terms of the Licenses, except where the failure to be in compliance with the terms of the Licenses would not reasonably be expected to have a Target Material Adverse Effect.

         Section 5.12   EMPLOYEE BENEFIT PLANS.

                  (a) Neither Target nor any entity that would be deemed a "single employer" with Target under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA Affiliate") has at any time sponsored, maintained or contributed to or been required to contribute to, or has or has had any other material liability under or with respect to, any "employee benefit plan," as defined in Section 3(3) of ERISA, or any other bonus, profit sharing, pension, compensation, deferred compensation, incentive, stock option, fringe benefit, health, welfare, change in control, severance or other similar plan, program, policy, understanding or arrangement, whether written or unwritten, insured or self-insured (each, a "Plan"), other than (i) the Target Option Plan, (ii) Ordinary Course Obligations (as defined in Section 5.12(c) below) and (iii) the stock and cash bonuses described in Section 5.12(a) of the Disclosure Schedule.

                  (b) Except as disclosed on Section 5.12(b) of the Target Disclosure Schedule or with respect to the Target Option Plan, the consummation of the transactions contemplated by this Agreement will not, under any Plan in effect as of the Closing Date, (i) give rise to any liability of Target for severance pay or termination pay (other than liabilities arising in the ordinary course upon any termination of employment where the liability would arise without regard to whether such transactions are consummated) or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any leased employee or other service provider of Target (each, a "Target Service Provider") or any director of Target or any subsidiary (whether current, former or retired) or their beneficiaries or (ii) result in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former Target Service Provider or director.

                  (c) Copies of all material contractual arrangements with leasing or other organizations governing the provision of services by Target Service Providers have been provided to Parent, and the name of each such organization is set forth in Section 5.12(c) of the Target Disclosure Schedule. Target has materially complied with the terms and conditions of such contractual arrangements, and excluding any post-closing unilateral termination of such arrangements by the Company, no event has occurred and no condition exists that has subjected or could reasonably be expected to subject Target or any of its ERISA Affiliates to any material tax, fine, penalty or other liability with respect to any such arrangement, other than the payment of amounts due under such arrangements in the ordinary course regarding obligations arising in the ordinary course ("Ordinary Course Obligations"). All such arrangements may be unilaterally terminated by the Company without any tax, fee, penalty or other liability, except as expressly set forth in the contracts relating thereto provided to Parent.

                  (d) Except as would not have a Target Material Adverse Effect, each contractual arrangement described in Section 5.12(c) complies in all material respects and has been maintained and administered at all times in all material respects in accordance with its terms and all applicable laws, rules and regulations. Target has received assurances from each of the organizations described in Section 5.12(c) that such arrangements may be assumed by the Surviving Corporation upon closing of the Transactions without payment of any tax, fee, penalty or other liability, and such assurances are true and accurate to Target's knowledge. To Target's knowledge, no claim, lawsuit, arbitration or other action (other than routine claims for benefits and appeals of such claims) has been asserted, instituted, threatened or anticipated against
(i) any Plan in which Target Service Providers participate, (ii) any trustee or fiduciary of any such Plan relating to such Plan, (iii) the assets of any trust of any such Plan, or (iv) Target, any ERISA Affiliate or any director, officer or employee relating to any such Plan.

         Section 5.13 TRANSACTIONS WITH AFFILIATES. Section 5.13 of the Target Disclosure Schedule attached hereto identifies all material contracts, commitments and agreements in effect as of the date hereof and which will continue in effect after the consummation of the Merger, by and between Target on the one hand and any Stockholder or any of its Affiliates (other than Target) on the other. As used in this Agreement, an "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with another Person. Except as set forth in Section 5.13 of the Target Disclosure Schedule, to the knowledge of Target, none of the Stockholders, any Key Employee (as hereinafter defined) or any other of their Affiliates, or immediate family has any significant investment in any business or entity which optimizes search engine results, except for investments in publicly traded companies.

         Section 5.14 INSURANCE. Section 5.14 of the Target Disclosure Schedule attached hereto contains a list of all policies and contracts for property and casualty insurance maintained by Target. All such policies are in full force and effect. To the knowledge of Target, Target has given all required notices and presented all material claims under its insurance policies in due and timely fashion since its inception. There are no material pending or, to the knowledge of Target, threatened disputes relating to coverage or other disputed claims under any of Target's insurance policies. To the knowledge of Target, such policies of insurance are of the type and in the amounts customarily carried by persons engaged in a business similar to Target. All premiums due and payable prior to the Closing Date under all such policies have been paid or accrued for on the Interim Balance Sheet and Target is otherwise in compliance in all material respects with the terms of such policies. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any such policies.

         Section 5.15   ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Target, all of the current operations of Target and its assets and businesses, comply in all material respects and have at all times complied in all material respects with all applicable Environmental Laws (as defined below). "Environmental Laws" shall mean federal, foreign, state, local or common law, rule, regulation, ordinance, code, order or judgment relating to pollution or protection of human health or the environment.

                  (b) To the knowledge Target, none of the assets of Target, contains any hazardous substances in, on, over, under or at it, in concentrations which would violate in any material respect any applicable Environmental Laws or reasonably would be likely to result in the imposition of material liability or obligations on Target under any applicable Environmental Laws, including any material liability or obligations for the investigation, corrective action, remediation or monitoring of hazardous substances. Target has not received any written notice from any Governmental Authority or third party of any actual or threatened environmental liabilities.


                  (c) To the knowledge of Target, Target has all the permits, licenses, authorizations and approvals necessary for the conduct of their businesses which are required under applicable Environmental Laws (the "Environmental Permits"), other than those permits, license, authorizations or approvals, the failure to have would not reasonably be expected to have a Target Material Adverse Effect, and it is in compliance in all material respects with the terms and conditions of all such Environmental Permits.

                  (d) To the knowledge of Target, Target has not contractually, by operation of law, by the Environmental Laws or, by common law assumed or succeeded to any environmental liabilities of any predecessors or any other Person or entity.

         Section 5.16 LIABILITIES AND OBLIGATIONS. Section 5.16 of the Target Disclosure Schedule sets forth a true, complete and correct list of all material liabilities of Target as of August 15, 2000 (i) not reflected on the Financial Statements; and (ii) incurred after the Interim Balance Sheet Date. As of the date of this Agreement there are no loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges and material security agreements to which Target is a party or by which, its properties or assets may be bound. Except as set forth on Section 5.16 of the Target Disclosure Schedule, since the Interim Balance Sheet Date through the Closing Date, Target has not incurred or increased any liabilities which are reflected on the Interim Financial Statements, and has not incurred any other material liability or obligation, required by GAAP to be reflected on a balance sheet other than liabilities incurred in the ordinary course of business and that would not reasonably be expected to have a Target Material Adverse Effect. Section 5.16 of the Target Disclosure Schedule includes, in the case of any contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which Target reasonably expects to incur and the amount, if any, accrued or reserved for each such potential liability in the Financial Statements.

         Section 5.17 ACCOUNTS AND NOTES RECEIVABLE. Section 5.17 of the Target Disclosure Schedule sets forth a true, complete and correct list of the accounts and notes receivable of Target, including receivables from and advances to employees and the Stockholders which are identified as such, as of July 31, 2000 (collectively, the "Accounts Receivable"). Target believes, based upon Target's limited operating history, the Accounts Receivable are collectible within 120 days of the date they were created in the amounts shown on Section
5.17 of the Target Disclosure Schedule, net of reserves reflected in the Financial Statements (which reserves Target believes are reasonable and calculated in accordance with GAAP). Target believes all Accounts Receivable represent valid and binding obligations arising from bona fide business transactions. There is no contest, claims, counterclaims, defense, or other right of set-off, other than returns in the ordinary course.

         Section 5.18 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. To the knowledge of Target, none of its material customers has informed Target that it intends to stop, or materially decrease the rate of, purchasing materials, products or services from Target.

         Target has listed on Section 5.18 of the Target Disclosure Schedule all Material Contracts (as defined below) to which Target is a party or by which it or any of its properties or assets are bound, and has made available true, complete and correct copies of such agreements to Parent. All of the Material Contracts are, as to Target, and to Target's knowledge, as to the other parties thereto, in full force and effect and constitute the legal, valid and binding agreements of the parties thereto enforceable in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, receivership and/or similar laws affecting the enforcement of creditors' rights and to general equitable principles. Neither Target nor to the knowledge of Target, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration under any Material Contract. For purposes of this Agreement, the phrase "Material Contracts" means:

                  (a) any agreement, contract, commitment, arrangement or understanding with any present Employee, director, officer, shareholder, agent, advisor, salespeople, sales representative, distributor, dealer or consultant or for the employment of any Person, including any consultant other than those that are terminable by the Company on no more than forty-five (45) days notice without material financial obligation or liability;

                  (b) any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former Employees;

                  (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Target after the date of this Agreement of assets not in the ordinary course of business;

                  (d) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability or obligation;

                  (e) agreement, contract, commitment, arrangement or understanding limiting or restraining Target or any successor thereto from engaging or competing in any manner or in any business;

                  (f) license, franchise, distributorship or other agreement which relates in whole or in part to any software (other than off-the-shelf software costing less than $2,000 for any single license), patent, trademark, trade name, service mark, or copyright or to any ideas, technical assistance or other know-how of or used by Target;

                  (g) any other agreement, contract, commitment, arrangement or understanding currently in effect requiring the payments by Target in any 12-month period in excess of $100,000;

                  (h) contracts for the incurrence, assumption or guarantee of any indebtedness, obligation or liability in each case in respect of money or funds borrowed, including, without limitation, any loan agreement, indemnity, bonds, mortgages, notes or letters of credit, or otherwise pledging, granting a security interest in or placing a lien on any asset of Target;

                  (i) contracts pursuant to which Target is lessee of or holds or operates any property, real or personal, owned by any other party; and

                  (j) any agreements or arrangements which provide for any severance, change of control or other payments as a result of the consummation of the transactions contemplated hereby.

Target has also indicated in Section 5.18 of the Disclosure Schedule a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $100,000 by Target during any 12-month period.

Neither Target, nor to Target's knowledge any other party to a Material Contract (as defined below), is in breach, violation or default under, and Target has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Material Contract in such a manner as would permit any other party to cancel or terminate any such Material Contract, or would permit any other party to seek damages or other remedies which, in either case, would reasonably be expected to have a Target Material Adverse Effect.

         Section 5.19 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. Section 5.19 of the Target Disclosure Schedule sets forth a true, correct and accurate list showing all officers, directors or Key Employees of Target, listing all employment, consulting or other compensation agreements with such officers, directors, and Key Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such individuals. Target has made available to Parent true, complete and correct copies of all employment or other compensation agreements for the individuals listed on Section 5.19 of the Target Disclosure Schedule. Since the Interim Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses granted to any officer, director or Key Employee of Target except within the ordinary course of business or pursuant to an existing contract. Except as set forth in Section
5.19 or Section 5.17 of the Target Disclosure Schedule, Target is not indebted to any director, officer, Employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target.

         Target is not bound by or subject to any arrangement with any labor union. No Employees are, to the knowledge of Target, represented by any labor union or covered by any collective bargaining agreement. To the knowledge of Target, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Target, threatened, labor dispute involving Target and any group of Employees nor has Target experienced any labor interruptions over the past three years. No labor grievance or claim has been made or filed against Target that is unresolved. Target believes its relationship with Employees to be good. No Key Employee of Target has indicated that he or she is considering terminating his or her employment. Target has complied in all material respects with applicable wage and hours, equal employment, safety and other legal requirements relating to the Employees. Target believes that all Employees are legally able to work in the United States.

         Section 5.20 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Section 5.20 of the Target Disclosure Schedule sets forth a true, complete and correct list as of the date of this Agreement of:

                  (a) the name of each financial institution in which Target has any account or safe deposit boxes;

                  (b)   the names in which the accounts or boxes are held;

                  (c)   the type of account and account number; and

                  (d) the name of each person authorized to draw thereon or have access thereto. No Person holds a general or special power of attorney from Target.

         Section 5.21 RELATIONS WITH GOVERNMENTS. Except for political contributions made in compliance in all material respects with applicable laws, Target has not given or offered anything of value to any governmental official, political party or candidate for government office, and Target has not taken any action which would cause Target to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         Section 5.22 BROKER'S OR FINDER'S FEES. No broker, finder or investment bank acting on behalf of Target is, or will be, entitled to any investment banking, commission, broker's or finder's fees in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Target, except for Wasserstein Perella & Co. ("Wasserstein") and Kaye, Scholer, Fierman, Hays & Handler, LLP ("Kaye, Scholer"), whose fees and expenses will be paid in accordance with and subject to Section 11.1.

         Section 5.23   YEAR 2000.

                  (a) The computer systems of Target (including, without limitation, all software, hardware, workstations and related components, automated devices, products consisting of or containing one or more thereof, and any and all enhancements, upgrades, customizations, modifications or maintenance, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and other systems) ("Computer Systems") are Year 2000 Compliant (as defined below), except to the extent that such Computer Systems receive data from third party computer systems that are not Year 2000 Compliant and, except for such failures to the Year 2000 Compliant, which would not reasonably be expected to have a Target Material Adverse Effect.

                  (b) Target's supply of services through its Computer Systems has not been interrupted, delayed, decreased or otherwise affected in any material respect by the failure of its Computer Systems to be Year 2000 Compliant.

                  (c) To the knowledge of Target, the Computer Systems have the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom Target exchanges data electronically (including, without limitation, customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks), whether or not their Computer Systems are Year 2000 Compliant.

For purposes of this Agreement, "Year 2000 Compliant" means that Target's Computer Systems (1) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without an abnormal ending or a termination of such function resulting from the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before the date, (7) have the ability to recognize all "leap years," including February 29, 2000.

         Section 5.24 DISCLOSURE. As to subject matters not otherwise addressed by any other provision of this Article V, this Article V does not omit to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE VI

                      REPRESENTATIONS OF THE PARENT AND SUB

         The Parent and Merger Sub each represent and warrant to the Stockholders and Target as follows (references herein to Parent shall include any and all significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act), including without limitation, Merger Sub):

         Section 6.1 EXISTENCE AND GOOD STANDING. (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Parent is duly qualified or licensed as a foreign corporation to conduct its business as is currently being conducted and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect").

                  (b) CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore made available through EDGAR (as defined below) to Target a complete and correct copy of Parent's and Merger Sub's Certificate of Incorporation and By-laws, each as amended to date. Such Certificates of Incorporation and By-laws are in full force and effect. Neither Parent nor Merger Sub is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.

         Section 6.2 CAPITAL STOCK. Parent has an authorized capitalization consisting of 70,000,000 shares of Parent Common Stock and 10,000,000 shares of Preferred Stock, of which 35,599,192 shares of Parent Common Stock and no shares of Preferred Stock were issued and outstanding as of August 14, 2000. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale by Parent of any shares of the capital stock of Parent or Merger Sub, other than (i) as contemplated by this Agreement, (ii) as set forth in the Parent's Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission (the "SEC") on August 14, 2000 or (iii) 2,500,000 shares of Parent Common Stock issued to chinadotcom on August 23, 2000. The authorized capital stock of

Merger Sub consists of 100 shares of common stock, $0.001 par value per share, all of which are issued and outstanding and are held by Parent. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, right of first refusal, stock purchase rights or other similar rights, will, assuming the accuracy of the representations and warranties of the Stockholders in Section 4.3 hereof, be issued in compliance with applicable federal and state securities and blue sky laws and will be free of any Encumbrances other than Encumbrances created by the holders thereof.

         Section 6.3 SUBSIDIARIES. Except as set forth in the Parent SEC Documents, Parent is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Parent SEC Documents all of the outstanding shares of capital stock of each such subsidiary are owned by Parent free and clear of any Encumbrances or rights of others. Except as described in the Parent SEC Documents, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Parent or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

         Section 6.4 AUTHORITY. (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other proceedings of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except for the filing of the Certificate of Merger pursuant to DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement, receivership and/or similar laws affecting the enforcement of creditors' rights and to general equitable principles.

                  (b) The Board of Directors of Parent (and the Board of Directors of Merger Sub, as necessary) (including any required committee or subgroup of the Board of Directors of Parent and Merger Sub, if necessary) duly called at a meeting at which a quorum was present and all those present (i) unanimously declared that this Agreement, the Merger and the other transactions contemplated hereby are advisable to, and in the best interests of, Parent and its stockholders; and (ii) authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby. None of the aforesaid actions of the Board of Directors of Parent (and the Board of Directors of Merger Sub) has been amended, rescinded or modified.

                  (c) No vote of the holders of any class or series of Parent Capital Stock is necessary to authorize, approve or adopt this Agreement, the Merger, the issuance of shares of Parent Capital Stock hereunder or the other transactions contemplated by this Agreement.

                  (d) The approvals of the Board of Directors of Parent referenced in Section (b) above constituted all of the corporate action necessary on behalf of Merger Sub to approve this Agreement, the Merger and other transactions contemplated hereby.

         Section 6.5 NON CONTRAVENTION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or Merger Sub under, (i) Parent's or Merger Sub's Certificate of Incorporation or By-laws, (ii) any Parent Material Contract (as defined herein) applicable to Parent or Merger Sub or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to Parent or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or creations that would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, Governmental Authority is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement, except for (1) such filings as may be required under HSR; (2) the filing of the Certification of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent or Merger Sub is qualified to do business and such filings with Governmental Authorities to satisfy the applicable requirements of state securities or "blue sky" laws; and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 6.6    SEC DOCUMENTS; FINANCIAL STATEMENTS AND NO MATERIAL
CHANGES.

                  (a) Parent has made available to Target through the SEC's EDGAR database ("EDGAR") a true, complete and correct copy of each publicly available statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Parent since December 31, 1999, and, prior to the Effective Time, Parent will have made available to Target true, complete and correct copies of any additional publicly available documents filed with the SEC by Parent after the date hereof but prior to the Effective Time (collectively, the "Parent SEC Documents"). All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all Parent Material Contracts (as defined below) so filed as exhibits are in full force and effect as of the date hereof, except those that have expired in accordance with their terms and those that failure to be in full force and effect would not be reasonably expected to have a Parent Material Adverse Effect and its subsidiaries taken as a whole. As used in this Agreement, "Parent Material Contracts" means all contracts required to be filed as exhibits to the Parent SEC Documents pursuant to Item 601 of Regulation S-K. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the applicable requirements of the Exchange Act (as defined herein) and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstance under which they were made or necessary to make the statements made therein not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The consolidated financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") fairly present (or will fairly present) in all material respects the consolidated financial condition and the related consolidated statements of operations, of stockholder's equity, and of cash flows of Parent at the dates and during the periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal, recurring year-end adjustments), complied (or will comply) as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared (or will be prepared) in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Forms 10-Q, as permitted by Form 10-Q of the
SEC).

                  (b) Except as disclosed in Parent's Form 10-Q for the quarter ended June 30, 2000 and other than (i) any change resulting from general economic, financial, regulatory or market conditions or (ii) any change resulting from conditions or circumstances generally affecting the businesses in which Parent operates, since the date of the Financial Statements contained in the most recently filed Parent SEC Document, there has been no Parent Material Adverse Effect.

         Section 6.7 LITIGATION. Except as set forth in the Parent SEC Documents, there is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any Governmental Authority pending or, to the knowledge of Parent, threatened against Parent which is reasonably likely to be determined adversely to Parent and, if so determined would have a Parent Material Adverse Effect.

         Section 6.8 INTELLECTUAL PROPERTY. To the knowledge of Parent, Parent owns or has sufficient rights to use each item of Intellectual Property which is used by Parent in the conduct of its business as currently conducted except for such ownership or rights to use, the failure of which to have would not result in a Parent Material Adverse Effect. Except as set forth in the Parent SEC Documents, there is no action, suit or proceeding at law or in equity by any Person or of any arbitration or any administrative or other proceeding by or before any Governmental Authority pending which alleges that the Intellectual Property of Parent infringes, dilutes or misappropriates the Intellectual Property of any third party.

         Section 6.9    TAXES.

                  (a) Neither Parent nor any Person related to Parent, as defined in Treas. Reg. ss.1.368-1(e)(3), has a current plan or intention to redeem or otherwise acquire any shares of Parent Common Stock that are issued in the Merger to the Stockholders;

                  (b) Following the Merger, the Surviving Corporation will continue the historic business of Target, or use a significant portion of Target's historic business assets in a business, in each case within the meaning of Treas. Reg. ss. 1.368-1(d);

                  (c) Parent has no current plan or intention: (i) to liquidate the Surviving Corporation, (ii) to merge the Surviving Corporation with and into another corporation (including Parent or an affiliate of Parent) or (iii) to sell or otherwise dispose of the stock of (or sell, dispose of or distribute any assets, other than in the ordinary course of business, of) the Surviving Corporation, except as provided for in Treasury Regulation ss. 1.368-2(k)(2);

                  (d) Parent will be in Control (as defined below) of Merger Sub (which has not conducted any business activities of any kind and has no assets and no liabilities) immediately prior to the Merger, and Parent has no current plan or intention to cause the Surviving Corporation to issue additional shares of capital stock after the Merger, or take any other action, that would result in Parent losing Control of the Surviving Corporation. Merger Sub is a first-tier subsidiary of Parent. As used herein "Control" shall have the meaning set forth in Section 368(c) of the Code; and

                  (e) Parent does not own, nor has it owned during the past five years, any shares of the stock of Target.

                  (f)   Parent is not an investment company as defined in
Section 368(a)(2)(F)(iii) and 368(a)(2)(F)(iv).

                  (g) There is no intercorporate indebtedness existing between Parent, any subsidiary thereof, or Merger Sub, on the one hand, and Target, on the other hand.

                  (h) The Merger is being undertaken by Parent and Merger Sub for valid business purposes, and the terms of the Merger are the product of arm's-length negotiations.

         Section 6.10 LIABILITIES AND OBLIGATIONS. The Parent SEC Documents set forth a true, complete and correct list of all material liabilities of Parent as of June 30, 2000 (i) not reflected in the Parent SEC Documents; and
(ii) incurred after the most recently filed Parent SEC Document. Except as set forth in the Parent SEC Documents, since June 30, 2000, Parent has not incurred or increased any liabilities which are reflected on the Parent SEC Documents, and has not incurred any other material liability or obligation, required by GAAP to be reflected on a balance sheet other than (i) an obligation to fund $3 million to various joint venture entities of chinadotcom and (ii) liabilities incurred in the ordinary course of business and that would not reasonably be expected to have a Parent Material Adverse Effect. The Parent SEC Documents includes, in the case of any contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which Parent reasonably expects to incur and the amount, if any, accrued or reserved for each such potential liability in the Parent SEC Documents.

         Section 6.11 NO OUTSIDE RELIANCE. Neither Parent nor Merger Sub has relied upon and neither is relying upon, any statement or representation not made in this Agreement or a Schedule hereto or in any certificate or document required to be provided to Parent pursuant to this Agreement.

         Section 6.12 BROKER'S OR FINDER'S FEES. No broker, finder or investment bank acting on behalf of Parent or Merger Sub is, or will be, entitled to any investment banking commission or broker's or finder's fees in connection with any of the transactions contemplated herein by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

         Section 6.13 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in either case, in connection with the Merger. As of the Effective Time, only shares of Merger Sub Common Stock will be issued and outstanding and all of such shares shall be owned directly by Parent.


                                   ARTICLE VII

                               CERTAIN AGREEMENTS

         Section 7.1 REVIEW OF TARGET; ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY. Target will permit the Parent and its appropriate representatives to have reasonable access, prior to the Closing Date, to the properties and to the books and records and shall permit consultation with the officers, directors and Key Employees and accountants (including their workpapers to the extent such accountants agree, to which Target agrees to use, if requested, its commercially reasonable efforts to assist Parent in obtaining such agreement from such accountants) of Target during normal working hours and upon reasonable notice to familiarize itself with such properties and the business of Target; provided, however, that such access shall not disrupt the personnel and operations of Target. The parties hereto acknowledge that the Parent has entered into a letter agreement, dated April 4, 2000 (the "Confidentiality Agreement"), and the Parent confirms that it and its Affiliates will comply with their respective obligations thereunder and that information obtained during any review of Target will be subject to the terms of the Confidentiality Agreement.

         Section 7.2 REASONABLE EFFORTS. Each of the parties hereto agrees, subject to the terms and provisions hereof, to use all reasonable commercial efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, without limitation, (a) compliance with the HSR in all respects (including the prompt filing of a notification and report form), (b) the obtaining of all necessary waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Authority, (c) the obtaining of all necessary consents, approvals or waivers from third parties and
(d) the defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.

         Section 7.3 DIRECTORS' AND OFFICERS' INDEMNIFICATION. The provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation concerning elimination or limitation of liability and indemnification of directors and officers shall be the same as that of Target and shall not be amended by the Surviving Corporation in any manner that would adversely affect the rights thereunder of any Person that is as of the date hereof an officer or director of Target. Upon the consummation of the Merger, Parent shall assume and become liable for, jointly and severally with Surviving Corporation, any liability and all obligations of Target under such provisions.

         Section 7.4 EMPLOYEE BENEFITS. Surviving Corporation shall employ as of the Closing Date all of the currently active employees (including all Target Service Providers) employed by Target immediately prior to the Closing Date and each Employee of Target (including all Target Service Providers) on a short-term leave of absence or short-term disability as of the Closing Date (the "TARGET EMPLOYEES"). Immediately following the Closing Date, Parent and Merger Sub shall provide to each Target Employee who is employed by the Merger Sub as of the Closing Date (the "TRANSFERRED TARGET EMPLOYEES") employee benefits (including without limitation, hospitalization, medical, prescription, dental, disability, salary continuation, retirement, deferred compensation, pre-tax premium payment, vacation, life and accidental death and disability, disability, travel accident, incentive, bonus, post-retirement, supplemental retirement, severance, fringe benefits and other similar benefits but excluding any plan or program (or feature thereof) which provides any opportunity to, directly or indirectly, acquire or invest in the equity of the employer) which are, in the aggregate, substantially similar to the employee benefits provided as of such date to similarly situated employees of Parent and its affiliates. Parent and Merger Sub shall take all actions necessary so that the Transferred Target Employees will receive credit for eligibility, benefit accrual and vesting purposes (but not for the accrual of retirement benefits) for their periods of service with the Target which would be counted under any similar employee benefit plan, program or arrangement established, maintained, continued or made available by Parent and Merger Sub after the Closing in which such Transferred Employees are eligible to participate, pursuant to the terms of such plan;

PROVIDED, that the participation by Target's employees in such benefit plans shall not be subject to any pre-existing condition exclusions, and for purposes of computing deductible amounts, copayments (or similar adjustments or limitations on coverage) under any such plan, expenses and claims previously recognized for similar purposes under plans of Target (including plans maintained by any third party or organization) providing similar benefits prior to the Closing Date shall be credited or recognized under the applicable plan.

         Section 7.5 OBLIGATIONS OF MERGER SUB AND SURVIVING CORPORATION. Parent shall take all necessary actions, subject to the terms and provisions hereof, to cause Merger Sub and, after the Effective Time, the Surviving Corporation to perform all of its obligations under this Agreement and to consummate the Merger.

         Section 7.6 TAX-FREE REORGANIZATION. Neither Target, the Stockholders, Parent nor Merger Sub will, either before or after consummation of the Merger, take any action that would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368; no party hereto shall take any position on any federal, state and/or local income on franchise tax return, or any other tax reporting position that is inconsistent with the treatment of the transaction as a reorganization within the meaning of Code
Section 368(a) in which no gain or loss is recognized except with respect to cash paid in lieu of fractional shares.

         Section 7.7    TAX MATTERS.

                  (a) From and after the Closing, the Stockholders, Parent, and the Surviving Corporation shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the preparation and filing of any Tax Return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees, including the Stockholders, available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (b) The Stockholders will prepare or cause to be prepared all Tax Returns which include Target and all other Tax Returns for the Company for any tax period ending on or before the close of business on the Closing Date. Parent will prepare or cause to be prepared all Tax Returns of the Surviving Corporation for any tax period ending after the close of business on the Closing Date. Each party will cooperate with the other by providing information necessary for the preparation of any Tax combined returns.

                  (c) The Stockholders agree to provide Parent for its review and comment a copy of any and all other Tax Returns for or including Target for which the Stockholders and Target have responsibility for preparation pursuant to the preceding paragraph at least ten (10) business days prior to filing with the applicable Tax authority. The Stockholders agree to allow

Parent and its representatives reasonable access to workpapers supporting the Tax Returns.

                                  ARTICLE VIII

               CONDITIONS TO THE PARENT AND MERGER SUB OBLIGATIONS

         The acquisition of the Target Common Stock by Parent on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

         Section 8.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Stockholders and Target contained in this Agreement shall be true and correct as of the date hereof (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

         Section 8.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Stockholders and Target to be performed at or prior to the Effective Time pursuant to the terms hereof shall have been duly performed, and Target and the Stockholders' Representative shall have delivered to the Parent a certificate, dated the Closing Date, to such effect.

         Section 8.3 OPINIONS OF TARGET'S COUNSEL. Parent and Merger Sub shall have received an opinion, dated the Closing Date, of Kaye, Scholer, Fierman, Hays & Handler, LLP substantially to the effect set forth in Exhibit 3 attached hereto.

         Section 8.4 NO VIOLATION. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger by any Government Authority, which would: (i) prohibit the Surviving Corporation's ownership or operation of all or a material portion of Target's business or assets, or compel the Surviving Corporation to dispose of or hold separate all or a material portion of Target's business or assets, as a result of the Merger; (ii) render any party hereto unable to consummate the Merger; (iii) impose or confirm material limitations on the ability of Parent effectively to exercise full rights of ownership of shares of the capital stock of the Surviving Corporation, including, without limitation, the right to vote any such shares on all matters properly presented to the stockholders of the Surviving Corporation, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the Merger which is reasonably likely to produce such result; or (iv) restrain or prohibit the completion of the transactions contemplated hereby.

         Section 8.5 GOVERNMENTAL AND OTHER APPROVALS. All consents and approvals from any Governmental Authority or third party necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been received and any violations cured or waived, and such approvals or waivers shall be in full force and effect and Target and each Stockholder shall have delivered to Parent a certificate, dated to the Closing

Date, to such effect.

         Section 8.6 RESIGNATIONS. All Persons who are directors of Target shall have resigned such directorship effective upon the Closing.

         Section 8.7 EMPLOYMENT AGREEMENTS. Each of Ronald Penna, Michael Osborn, Douglas Wagner, Mark Brown and Kevin Smith (collectively, the "Key Employees") shall have entered into, and Parent shall have received, Employment Agreements with Parent.

         Section 8.8 NON-COMPETITION AND NON-SOLICITATION AGREEMENTS. Each of the Key Employees shall have entered into, and Parent shall have received, a Non-Competition and Non- Solicitation Agreement substantially in the form of
Exhibit 6 attached hereto.

         Section 8.9 ESCROW AGREEMENT. Each of the Stockholders shall have entered into, and Parent shall have received, the Escrow Agreement.

         Section 8.10 RELEASE. Parent shall have received a release signed by each of the Stockholders of any and all claims (known or unknown, fixed or contingent, or otherwise) against Target in the form of Exhibit 7 attached hereto (the "Release").

                                   ARTICLE IX

             CONDITIONS TO TARGET AND THE STOCKHOLDERS' OBLIGATIONS

         The sale of the Target Common Stock by the Stockholders on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Merger of the following conditions:

         Section 9.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Parent and Merger Sub contained in this Agreement shall be true and correct as of the date hereof (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

         Section 9.2 PERFORMANCE OF AGREEMENTS. Each and all of the agreements of the Parent to be performed at or prior to the Effective Time pursuant to the terms hereof shall have been duly performed, and Parent shall have delivered to the Stockholders' Representative a certificate dated the Closing Date, to such effect.

         Section 9.3 OPINIONS OF PARENT'S COUNSEL. The Stockholders shall have received the opinions, dated the Closing Date, of Mark E. Moran and Clifford Chance Rogers & Wells, LLP, substantially to the effect set forth in
Exhibit 6 attached hereto.

         Section 9.4 NO INJUNCTION. No court or other Government Authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

         Section 9.5 GOVERNMENTAL AND OTHER APPROVALS. All consents and approvals from any Governmental Authority or third party necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been received and any violations cured or waived, and such approvals or waivers shall be in full force and effect and Parent shall have delivered to the Stockholders' Representative a certificate, dated to the Closing Date, to such effect.

         Section 9.6 EMPLOYMENT AGREEMENTS. Parent shall have entered into, and each of the Key Employees shall have received, Employment Agreements with each of the Key Employees.

         Section 9.7 ESCROW AGREEMENT. Parent shall have entered into, and the Stockholders shall have received, the Escrow Agreement.

         Section 9.8 REGISTRATION RIGHTS. Parent shall have entered into, and the Stockholders shall have received, the Registration Rights Agreement.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 10.1   INDEMNITIES.

                  (a) Each Stockholder hereby agrees, severally and not jointly, to indemnify, defend and hold harmless the Parent and the Surviving Corporation from and against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Damages") actually suffered or paid by the Parent as a result, subject to the provisions of this Article X, of the breach by (i) such Stockholder of any representation or warranty made by Stockholders or Target in Article IV or V, as applicable, of this Agreement other than Section 5.2(b), or (ii) any breach or non-fulfillment of any covenant or agreement made by such Stockholder or Target in this Agreement.

                  (b) Parent hereby agrees to indemnify, defend and hold harmless the Stockholders and, prior to the Closing, Target against Damages actually suffered or paid by each and all of them as a result, subject to the provisions of this Article X, of (i) the breach by the Parent or Merger Sub of the representation or warranty made by the Parent or Merger Sub in Article VI of this Agreement and (ii) any breach or non-fulfillment of any covenant or agreement made by Parent or Merger Sub in this Agreement.

Any party seeking indemnification under this Article X (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

         Section 10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made in this Agreement or any certificate delivered pursuant to this Agreement shall terminate nine (9) months following the Closing Date; PROVIDED, HOWEVER, that any claims of a breach of any such surviving representation or warranty made in good faith prior to the expiration of such representation or warranty shall survive such date; PROVIDED, FURTHER, HOWEVER, that the representations contained in Sections 4.1, 4.2, 5.2 (a) and 5.4 (the "Surviving Representations") shall remain in full force and effect indefinitely; PROVIDED, FURTHER, HOWEVER, that the representations contained in Section 4.3 shall remain in full force and effect indefinitely, but no Stockholder shall be liable for any breach thereof after the date nine (9) months following the Closing Date. The covenants and agreements contained herein to be performed or complied with after the Closing (other than the covenant and agreement to indemnify against breaches of certain representations and warranties, which shall survive only until the expiration of the underlying representation and warranty) shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby.

         Section 10.3   THIRD PARTY CLAIMS.

                  (a)   The obligations of an Indemnifying Party under this
Article X with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article X (collectively, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions set forth in this Section 10.3.

                  (b) If an Indemnified Party shall receive, after the Closing Date, any notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within such time frame as necessary to allow for a timely response; PROVIDED, HOWEVER, that the failure to provide such timely notice shall release the Indemnifying Party from any of its obligations under this Article X to the extent the Indemnifying Party is prejudiced or harmed by such failure.

                  (c) The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, subject to the reasonable approval of the Indemnified Party, not to be unreasonably withheld or delayed, if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party and the Indemnifying Party shall not be responsible for any fees or expenses of counsel for the Indemnified Party after the date of such notice; PROVIDED, HOWEVER, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain one counsel (plus appropriate local counsel) to participate in such matter, with the reasonable fees and expenses of such counsel at the expense of the Indemnifying Party. The Indemnifying Party shall use all commercially reasonable efforts to keep the Indemnified Party reasonable informed of such action, suit or proceeding through all stages thereof, whether or not such Indemnified Party is or is not represented by counsel.

                  (d) In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed), settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Indemnified Party of a written release from all liability in respect of such Third Party Claim. Finally, no Third Party Claim shall be settled by the Indemnified Party without the written consent of the Indemnifying Party (not to be unreasonably withheld or delayed).

         Section 10.4   EXCLUSIVE REMEDY; ADJUSTMENT TO CONSIDERATION.

                  (a) In accordance with the provisions of the Escrow Agreement, Parent shall be entitled, from time to time, to receive from the Escrow Agent out of the Indemnity Shares the number of shares of Parent Common Stock having a value equal to the Damages of Parent as to which Parent is entitled to be indemnified pursuant to this Article X subject to the limitations herein. For purposes of this Section 10.4 and the Escrow Agreement, the value of Parent Common Stock to be delivered to cover Damages shall be the average of the closing prices of the Parent Common Stock on its principal market or exchange for the five (5) consecutive trading days immediately preceding the delivery of the shares to Parent in accordance with the provisions of the Escrow Agreement. The right to receive such shares in accordance with the provisions of this
Article X shall be Parent's sole and exclusive remedy for Damages other than Damages arising from or relating to a breach of a Surviving Representation; provided that nothing herein shall be construed to limit the right of a party, in a proper case to seek injunctive or other equitable relief for a breach or threatened breach of this Agreement. Neither Parent nor Merger Sub or any other Affiliate of either shall have any right of set off against any portion of the Merger Consideration or any other assets, properties or rights payable at any time to any Stockholder or Target except as specifically set forth herein.

                  (b) Any indemnity payment under this Article X shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal Income Tax purposes.

         Section 10.5 LIMITS ON INDEMNIFICATION. (a) No amount shall be payable by any Indemnifying Party pursuant to Sections 10.1(a)(i) or (ii), or 10.1(b)(1), as applicable, other than in connection with a breach of a Surviving Representation or a breach of the representations made in Section 4.3, unless and until the aggregate amount of Damages indemnifiable under Sections 10.1(a)(i) or (ii), or 10.1(b)(1), as applicable, exceeds $1,000,000 (the
"Threshold Amount"), and in such case the Indemnifying Party shall be required to pay only the amount of indemnifiable Damages exceeding $500,000.

                  (b) In no event shall the aggregate liability of the Stockholder for indemnification hereunder exceed that number of shares of Parent Common Stock equal to 22% of the Closing Date Consideration plus 22% of any portion of the Earn-Out Consideration paid (collectively, the "Ceiling Amount").

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate indemnification liability of any Stockholder under this Agreement exceed such Stockholder's Pro Rata Share of the Ceiling Amount. "Pro Rata Share" shall mean such Stockholder's percentage of all of the Target Common Stock issued and outstanding on the Closing Date as set forth on Annex I attached hereto.

                  (d) In case any event shall occur which would otherwise entitle an Indemnified Party to assert a claim for indemnification hereunder, no Damage shall be deemed to have been sustained by such party to the extent of (i) any tax savings actually realized by such party with respect thereto, (ii) any proceeds actually received by such party from any insurance policies with respect thereto or (iii) any other recoveries of amounts which otherwise would be Damages.

                  (e)   An Indemnifying Party shall not be liable under this
Article X for a loss resulting from any breach of an applicable representation or warranty or covenant or agreement if the Indemnifying Party can establish that the Indemnified Party had actual knowledge on or before the Closing Date of such breach.

         Section 10.6 SUBROGATION. In the event that a claim for indemnification is made pursuant to this Article X and such claim is fully satisfied in accordance with the provisions of the Article X, then the indemnifying party shall be subrogated to the rights of the Indemnified, but only to the extent necessary for such Indemnifying Persons to seek recovery thereunder in the amount equal to any amounts actually paid in connection with satisfaction of the indemnification obligations set forth in this Article X.

                                   ARTICLE XI

                               RESALE RESTRICTIONS

         During the period beginning on the date hereof and ending one year after the date hereof, each Stockholder will not sell, offer to sell, solicit an offer to buy, contract to sell, pledge, hypothecate, lend, transfer, grant an option for the sale of, or otherwise transfer or dispose of, or cause the transfer or disposition of, or enter into any hedging or other derivative transaction for, any shares of Parent Common Stock issued as part of the Merger Consideration (for purposes of this Article XI, "dispose of"), other than (a) with respect to an aggregate of 750,000 shares of Parent Common Stock included in the Registrable Securities (as such term is defined under the Registration Rights Agreement, (b) transfers to immediate family members who agree to be bound by the restrictions set forth in this Section (or trusts, partnership, joint ventures, corporations, limited liability companies, unincorporated organizations, or other entity for the benefit of, or owned by or controlled by, the Stockholders or immediate family members, the trustees or controlling persons of which so agree, or to the beneficiaries which so agree) and (c) transfers or dispositions to advisors of Target and/or the Stockholders. For the purposes of this Agreement, "immediate family members" shall mean any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law or sister-in-law and shall include adoptive relationships. Any transfer in violation of this Section shall be null and void.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 EXPENSES. If the Merger is consummated, on the Closing Date as part of the Closing (a) Parent shall pay to Wasserstein an amount equal to one-half of Wasserstein's total fees and expenses, (b) Target shall pay (i) the actual fees and expenses of Kaye, Scholer not to exceed $150,000, and (ii) the costs of the preparation of any Tax Returns for any taxable year or taxable period (including partial taxable years) ending prior to the Closing Date and
(c) the Stockholders shall pay one-half of the fees and expenses of Wasserstein and the remainder of the fees and expenses of Kaye, Scholer. Other than as set forth in the previous sentence, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

         Section 12.2   GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without giving effect to any conflict of law provisions thereof.

                  (b) Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in Los Angeles County in the Courts of the State of California or the United States District Court for the Central District of California or in Manhattan County in the Courts of the State of New York or the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 12 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect of eliminate any right to serve process in any other manner permitted by law.

         Section 12.3 CAPTIONS; CONSTRUCTION. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

         Section 12.4 PUBLICITY. Neither of the parties nor their affiliates will issue any press release or make any other public statement, in each case relating to or connected with or arising out of the Merger, this Agreement or the matters contained herein, without obtaining the prior consent of the other party to the contents and the manner of presentation and publication thereof, which consent shall not be unreasonably withheld or delayed. The requirements of this Section 12.4 shall be in addition to those included in the Confidentiality Agreement. In addition, each party and its affiliates will consult with the other party before issuing any press or other release or otherwise make any other public statement or any statement to employees, customers or vendors of the parties with respect to the existence of this Agreement or the transactions contemplated hereby.

         Section 12.5 BUSINESS RECORDS. After the Closing Date, the Parent shall afford, and shall cause the Surviving Corporation to afford, each of the Stockholders and their attorneys, accountants, advisors and other representatives reasonable access, during normal business hours, to the books and records of Target and shall cause the directors, officers and employees of Surviving Corporation to furnish all information requested by any of the Stockholders arising from, related to or in connection with, determination of whether the Earn-Out Threshold has been reached, the determination of EBIT, financial reporting and tax matters (including financial and tax audits and tax contests), third party litigation and other similar business purposes. The Parent shall cause the Surviving Corporation to maintain all such books and records in the jurisdiction in which such books and records were located prior to the Closing Date if required by applicable law and shall not destroy or dispose of any such books and records without the prior written consent of the Stockholders; PROVIDED, HOWEVER, that the Parent shall be entitled to destroy any of such books and records after the sixth anniversary of the Closing Date with the prior written consent of such Stockholders; PROVIDED FURTHER, HOWEVER, that if the Stockholders do not consent to the destruction of such books and records after the sixth anniversary of the Closing Date, the Parent may deliver them to the Stockholders.

         Section 12.6   MEMORANDUM; DISCLAIMER OF PROJECTIONS.

                  (a) None of the Stockholders or Target makes any representation or warranty to the Parent except as specifically made in this Agreement. In particular, the Stockholders, Target and Wasserstein make no representation or warranty to the Parent or any affiliate, officer, director, employee, agent or representative thereof with respect to (a) the information set forth in the Offering Memorandum distributed by or on behalf of the Stockholders in connection with the Merger or (b) any financial projection or forecast relating to Target. With respect to any projection or forecast delivered by or on behalf of the Stockholders, Target or Wasserstein to the Parent or any affiliate, officer, director, employee, agent or representative thereof, the Parent acknowledges for itself and its affiliates, officers, directors, employees, agents and representatives that (i) there are uncertainties inherent in attempting to make projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it and (iv) it shall have no claim against the Stockholders, Target or Wasserstein or their representatives, affiliates, officers, directors, employees, agents and representatives with respect thereto.

                  (b) Parent makes no representation or warranty to the Stockholders or Target except as specifically made in this Agreement. In particular, Parent makes no representation or warranty to the Stockholders or Target or any affiliate, officer, director, employee, agent or representative thereof with respect to any non-public information, including any financial projection or forecast relating to Parent. With respect to any non-public information, including any delivered by or on behalf of the Parent, to the Stockholders or Target or any affiliate, officer, director, employee, agent or representative thereof, each of the Stockholders and Target acknowledge for itself and its affiliates, officers, directors, employees, agents and representatives that (i) there are uncertainties inherent in attempting to make projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it and (iv) it shall have no claim against Parent or its representatives, affiliates, officers, directors, employees, agents and representatives with respect thereto.

         Section 12.7 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy, by registered or certified mail, postage prepaid, or by recognized overnight courier service addressed as follows:

         if to the Parent or Merger Sub:

         24/7 Media, Inc.
         1250 Broadway, 28th Floor
         New York, New York 10001
         Attention: Mark E. Moran
         Tel: (212) 231-7100
         Fax: (212) 760-7811

         with a copy to:

         Clifford Chance Rogers & Wells, LLP
         200 Park Avenue
         New York, New York  10166
         Attention:  Craig S. Medniela, Esq. and Kathleen L. Werner, Esq.
         Tel:     (212) 878-8000
         Fax:     (212) 878-8375

         If to Target:

         Website Results, Inc.
         3665 Hughes Avenue, Suite 215
         Los Angeles, California 90034
         Attention:  Douglas C. Wagner
         Tel:  (310) 204-7340
         Fax:  (310) 815-1324

         in each case with a copy to:

         Kaye, Scholer, Fierman, Hays & Handler, LLP
         1999 Avenue of the Stars, 16th Floor
         Los Angeles, California  90067
         Attention:  Russ A. Cashdan, Esq.
         Tel:  (310) 788-1000
         Fax:  (310) 788-1200

         if to any of the Stockholders, to the Stockholders' Representative:

         Website Results, Inc.
         3665 Hughes Avenue, Suite 215
         Los Angeles, California 90034
         Attention:  Douglas C. Wagner
         Tel:  (310) 204-7340
         Fax:  (310) 815-1324

         in each case with a copy to:

         Kaye, Scholer, Fierman, Hays & Handler, LLP
         1999 Avenue of the Stars, 16th Floor
         Los Angeles, California  90067
         Attention:  Russ A. Cashdan, Esq.
         Tel:  (310) 788-1000
         Fax:  (310) 788-1200

or such other address or number as shall be furnished in writing by any such Person in accordance with this Section 12.7, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy and confirmation thereof, the third business day after mailing or the business day after deposited with a recognized overnight courier service.

         Section 12.8 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law; PROVIDED, HOWEVER, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred, except that Parent or the Merger Sub may assign its rights hereunder to any direct or indirect wholly-owned subsidiary of Parent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         Section 12.10 ENTIRE AGREEMENT. This Agreement, including the Annexes, Exhibits, Schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings, whether written or oral, between or among the parties with respect to such subject matter other than the Confidentiality Agreement.

         Section 12.11 DEFINITION OF KNOWLEDGE. As used herein, the words "knowledge" or "known" shall, (i) with respect to Target, mean the actual knowledge of the Primary Stockholders, (ii) with respect to Parent, mean the actual knowledge of the corporate executive officers of Parent as set forth in Parent's Form 10-K for the year ended December 31, 1999, and (iii) with respect to the Merger Sub, mean the actual knowledge of the corporate executive officers of Parent as set forth in Parent's Form 10-K for the year ended December 31, 1999.

         Section 12.12 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto; PROVIDED, HOWEVER, that notwithstanding this Section 12.12, the provisions of Sections 2.1(c), 7.3 and 7.4, to the extent applicable, shall inure to the benefit of officers, directors and employees of Target and may be enforced by such officers, directors and employees and their respective heirs, successors, permitted assigns, and personal representatives.

         Section 12.13 ATTORNEYS' FEES AND COSTS. Should any party institute any arbitration, action, suit or other proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in connection therewith.

         Section 12.14 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement and the future application of such provision shall not in any way be affected or impaired thereby.

         Section 12.15 AMENDMENTS; WAIVERS. This Agreement may be amended, modified or canceled and the terms or covenants hereof may be waived, only by a written instrument executed by Parent, Merger Sub (prior to the Effective Time), Target (prior to the Effective Time), Surviving Corporation (after the Effective
Time) and the Stockholder's Representative, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement or the waiver of any other application of such provision.

         Section 12.16  STOCKHOLDERS' REPRESENTATIVE.

                  (a) By the execution and delivery of this Agreement, including counterparts hereof, each Stockholder hereby irrevocably constitutes and appoints Douglas C. Wagner, and in his absence Ronald J. Penna, as the true and lawful agent and attorney-in-fact of such Stockholder with full powers of substitution (and, if substituted, the Stockholders' Representative will promptly notify Parent of such substitution) to act in the name, place and stead of such Stockholder with respect to this Agreement and the Escrow Agreement (together with any permitted successors, the "Stockholders' Representative"), as each of them may be from time to time amended, with respect to the transfer of such Target Common Stock to the Parent pursuant hereto, and to do or refrain from doing all such acts and things, and to execute all such documents, as the Stockholders' Representative shall deem necessary or appropriate in connection with this Agreement, the Escrow Agreement or any of the transactions contemplated hereby or thereby, including, without limitation, the power:

                        (i) to receive, hold, and deliver to the Parent the certificates evidencing the Target Common Stock accompanied by executed stock powers and any other documents relating thereto on behalf of such Stockholder;

                        (ii) to execute and deliver the Escrow Agreement and all other agreements, documents and other papers which the Stockholders' Representative deems necessary or appropriate in connection with this Agreement or the Escrow Agreement or any of the transactions contemplated hereby or thereby;

                        (iii) to receive, execute a receipt for, and receipt for the Merger Consideration and other compensation for the Target Common Stock;

                        (iv) to terminate, amend, or waive any provision of this Agreement;

                        (v) to act for such Stockholder with regard to all indemnification matters referred to in this Agreement, including, without limitation, the power to compromise any claim on behalf of such Stockholder; and

                        (vi) to do or refrain from doing any further act or deed on behalf of such Stockholder which the Stockholders' Representative deems necessary or appropriate in its sole discretion relating to the subject matter of this Agreement as fully and completely as such Stockholder could do if personally present.

                  (b) The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable and the Parent and any other person may conclusively and absolutely rely, without inquiry, upon any actions of the Stockholders' Representative, as the act of the Stockholders in all matters referred to in this Agreement and the Escrow Agreement. Each of the Stockholders hereby ratifies and confirms all that its said Stockholders' Representative shall do or cause to be done by virtue of its appointment as representative of such Stockholder. The Stockholders' Representative shall act for the Stockholders on all of the matters set forth in this Agreement and the Escrow Agreement in the manner the Stockholders' Representative believes to be in the best interest of the Stockholders and consistent with their obligations under this Agreement and the Escrow Agreement, but the Stockholders' Representative shall not be responsible to any Stockholder for any loss or damage any Stockholder may suffer by reason of the performance of the Stockholders' Representative of its duties under this Agreement and the Escrow Agreement or with respect to any other matter under this Agreement and the Escrow Agreement, except, in the case of the Stockholders' Representative, for loss or damage arising from the Stockholders' Representative's willful violation of law or gross negligence in the performance of its duties hereunder. Each Stockholder has delivered to the Stockholders' Representative its certificates representing the Target Common Stock and all other documents and instruments required to be delivered by them to the Parent at the Closing or which the Stockholders' Representative otherwise deems necessary or desirable in connection with the transactions contemplated by this Agreement and the Escrow Agreement. Each Stockholder shall deliver to the Stockholders' Representative for payment to the Parent upon three (3) business days prior written notice any amount owing by such Stockholder to the Parent under this Agreement and the Escrow Agreement; but nothing herein shall be construed as holding the Stockholders' Representative liable to the Parent for any amount which any such Stockholder does not deliver to the Stockholders' Representative and which the Stockholders' Representative is not otherwise liable for hereunder.

                  (c) Each Stockholder shall, ratably in accordance with its, his or her pro rata portion of the Merger Consideration, indemnify the Stockholders' Representative against any Damages (except such as result from the Stockholders' Representative's willful violation of law or gross negligence in its performance of its duties hereunder) that the Stockholders' Representative may suffer or incur in connection with this Agreement and the Escrow Agreement or any action taken or omitted by the Stockholders' Representative hereunder.

                  (d) The Stockholders agree that the Parent may rely on the relevant provisions of this Section 12.16 in dealing with the Stockholders' Representative on behalf of the Stockholders.

                  (e) The Parent may, for all purposes of this Agreement and the Escrow Agreement, assume and treat every notice, payment or other action directed to the Stockholders' Representative as if such notice, payment or other action had been directed to each Stockholder and, if a payment, as if it had been paid directly to such Stockholder in the correct amount based on such Stockholder's share ownership shown on Annex I attached hereto.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

                              24/7 MEDIA, INC.


                              By:______________________________________
                                 Name:
                                 Title:

                              WSR ACQUISITION SUB, INC.


                              By:______________________________________
                                 Name:
                                 Title:

                              WEBSITE RESULTS, INC.


                              By:______________________________________
                                 Name:
                                 Title:


                              STOCKHOLDERS


                              --------------------------------------
                              Ronald J. Penna*


                              --------------------------------------
                              Michael K. Osborn*


                              --------------------------------------
                              Kevin Smith*


                              --------------------------------------
                              Mark Brown*

                              --------------------------------------
                              Allen Nimmo*


                              --------------------------------------
                              Sean M. Der*


                              --------------------------------------
                              Douglas C. Wagner*


                              --------------------------------------
                              Steve Lazuka*


                              --------------------------------------
                              Allen Zielinski


                              --------------------------------------
                              John Pike


                              --------------------------------------
                              Robert Rhoden


                              --------------------------------------
                              Robert James


* Designates a Primary Stockholder